UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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PennyMac Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

April 17, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders, or the Annual Meeting, of PennyMac Financial Services, Inc. to be held on Thursday, May 31, 2018, at 11:00 a.m. Pacific Time. The Annual Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361.

The Notice of 2018 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on April 2, 2018, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. You may also cast your vote in person at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Annual Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Directors, we thank you for your participation and look forward to seeing you on May 31st.

Sincerely,

STANFORD L. KURLAND	DAVID A. SPECTOR
Executive Chairman	President and Chief Executive Officer

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Notice of 2018 Annual Meeting of Stockholders

Date and Time:	Thursday, May 31, 2018 at 11:00 a.m., Pacific Time

Location:	PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Record Date:

April 2, 2018. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2018 Annual Meeting of Stockholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 17, 2018 to our stockholders of record on the record date.

Items of Business:

•     To elect the eleven (11) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2019 annual meeting of stockholders;

• To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018;

• To approve, by non-binding vote, our executive compensation;

• To approve an amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan; and

• To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

If you plan to attend the Annual Meeting, you will need to bring proof of ownership in order to be granted admission. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. You may also cast your vote in person at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Directors,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018:

This Notice of 2018 Annual Meeting of Stockholders, Proxy Statement and 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.proxyvote.com.

| 2018 Proxy Statement	i

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board and the upcoming 2018 Annual Meeting of Stockholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting.

2018 Annual Meeting of Stockholders

Date and Time:	Thursday, May 31, 2018, at 11:00 a.m. Pacific Time
Location:	3043 Townsgate Road, Westlake Village, California 91361
Record Date:	April 2, 2018
Mail Date:	April 17, 2018

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal I:	Election of eleven (11) directors to our Board of Directors	FOR each Director Nominee identified in this Proxy Statement
Proposal II:	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal III:	Approval, by non-binding vote, of our executive compensation	FOR
Proposal IV:	Approval of an amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan	FOR

Director Nominees

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
Stanford L. Kurland	65	2012	Executive Chairman of PennyMac Financial Services, Inc.	None
David A. Spector	55	2012	President and Chief Executive Officer of PennyMac Financial Services, Inc.	None
Anne D. McCallion	63	2018	Senior Managing Director and Chief Enterprise Operations Officer of PennyMac Financial Services, Inc.	None
Matthew Botein	45	2012	Managing Partner, Gallatin Point LLC	Compensation Finance
James K. Hunt*	66	2013	Former Managing Partner and CEO, Middle Market Credit at Kayne Anderson Capital Advisors LLC	Compensation Finance Governance and Nominating
Patrick Kinsella †	64	2014	Adjunct Professor at USC Marshall School of Business and Retired Senior Audit Partner with KPMG, LLP	Audit Related-Party Matters Risk

† Audit Committee Financial Expert

* Independent Lead Director

| 2018 Proxy Statement	1

PROXY STATEMENT SUMMARY

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
Joseph Mazzella	65	2012	Retired Managing Director and General Counsel of Highfields Capital Management LP	Governance and Nominating Related-Party Matters
Farhad Nanji	39	2012	Co-Founder of MFN Partners Management, L.P.	Compensation Finance
Theodore W. Tozer	61	2017	Former President of Government National Mortgage Association	Audit Risk
Mark Wiedman	47	2012	Global Head of BlackRock, Inc.’s iShares Business	Governance and Nominating Related-Party Matters Risk
Emily Youssouf	66	2013	Clinical Professor at NYU Schack Institute of Real Estate	Audit Related-Party Matters Risk

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Age Diversity

Board Skills
Financial Expertise					9

Investment Banking Experience			5

Financial Industry Knowledge						11

Mortgage Banking/Agency Expertise		4

Legal Experience	2

Risk Management Experience			5

Operating Experience				6

Accounting Experience		4
	out of 11 directors

2	| 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from stockholders and proxy advisory firms such as Institutional Shareholder Services, or ISS, as appropriate, when enhancing our governance, policies and structure.

✓

Majority Voting Standard in the Election of Directors and Director Resignation Policy. Our Second Amended and Restated Bylaws provide for a majority voting standard for uncontested director elections and plurality voting standard for contested director elections.

		✓	Independent Lead Director. The independent directors of our Board elected James K. Hunt as our independent lead director for a three-year term that expires in February 2020.
✓

Director Resignation Policy. Our Corporate Governance Guidelines include a requirement that any director nominee who fails to receive a majority vote, if required, for election or re-election will promptly tender his or her resignation to the Board.

		✓	Retirement Age. It is our general policy that no director having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board.
✓

Director Limitations on Number of Boards. A director who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other director is permitted to serve on more than five outside public company boards.

		✓	Regular Executive Sessions. Our independent directors meet privately on a regular basis. Our independent lead director presides at such meetings.
✓

Robust Stock Ownership Guidelines. We have robust stock ownership guidelines for our non-management directors (five times the base annual retainer) and executive officers (five times base salary for our Executive Chairman and our President and Chief Executive Officer; three times base salary for all other executive officers).

		✓	Regular Board Evaluation. The Governance and Nominating Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.
✓	Stockholder Engagement. We value the perspectives of our stockholders and interact with stockholders through a variety of engagement activities.	✓	Annual Elections. Our Board is not classified and, therefore, we conduct annual elections for all directors who serve on our Board.

2017 Business Highlights

A summary of our full-year financial highlights is as follows:

Full-Year 2017 Highlights (1)

•	Total net revenue of $955.5 million, up 3 percent from the prior year

•	Pretax income was $335.9 million; includes $32.9 million benefit related to remeasurement of tax-related items

•	Diluted earnings per share of $4.03 includes a benefit of $1.83 resulting from the remeasurement of tax-related items

•

Loan production totaled $68.5 billion in unpaid principal balance, or UPB, a decrease of 2 percent from record levels in the prior year; we were the 4th largest mortgage producer in the U.S. in 2017, according to Inside Mortgage Finance

•	Servicing portfolio reached $245.8 billion in UPB, up 27 percent from December 31, 2016; we were the 8th largest servicer in the U.S. as of December 31, 2017, according to Inside Mortgage Finance

•	Investment management had $1.6 billion of assets under management at year end, up 2% from December 31, 2016

•	Pretax return on equity for Private National Mortgage Acceptance Company, LLC, or PNMAC, was 18.6%

(1)

For complete information regarding our Fiscal 2017 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the Securities and Exchange Commission, or the SEC, on March 9, 2018 and is being made available to stockholders with this Proxy Statement as a part of our 2017 Annual Report to Stockholders.

| 2018 Proxy Statement	3

PROXY STATEMENT SUMMARY

A summary of the substantial growth in our book value per share and diluted earnings per share is provided below.

(1)	Represents partial year.
(2)

For more information regarding the impact of the new tax law, please refer to the slide presentation used in connection with our recorded presentation of financial results, which was furnished as Exhibit 99.2 to our Current Report on Form 8-K as filed with the SEC on February 9, 2018.

Executive Compensation Highlights

Our compensation governance best practices are summarized as follows:

What We Do		What We Don’t Do
✓	Heavy bias toward performance-based equity: Our Board seeks to ensure that our long-term equity incentive awards are significantly weighted toward performance-based equity vehicles.	✗	No minimum level of total compensation. We do not provide for guaranteed minimum levels of performance-based cash bonuses or long-term equity awards in our employment agreements.
✓

Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over three years, with approximately equal annual installments on the first, second and third anniversaries of the grant date.

✗

No automatic salary increases: Our named executive officers are not entitled to automatic base salary increases and none of the employment agreements with our named executive officers contain such provisions.

✓

Clawback policy: Our Board maintains a clawback policy that allows us to recoup certain incentive compensation paid on the basis of erroneous financial statements that result in a material accounting restatement.

✗

No “single trigger” cash severance and equity or excise tax gross-ups. We do not provide for single trigger cash severance and equity vesting upon a Change in Control, if assumed. We also do not provide for excise tax gross-ups upon a Change in Control.

✓

Balanced risk-taking approach to our compensation program: Our compensation program is designed to discourage excessive risk taking and encourage long-term decision making in alignment with the interests of our stockholders. We consult with our independent compensation consultant in this regard.

		✗	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.
✓	Robust stock ownership guidelines: We impose robust stock ownership guidelines on our directors and executive officers to ensure that their interests are aligned with those of our stockholders.	✗	No gross-ups for perks: We do not provide excise tax gross-ups of perquisites for our executive officers.
✓	Consideration of stockholder feedback: We engage in careful consideration of stockholder feedback regarding compensation.	✗	No re-pricing: Our equity incentive plan prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval.
✓	Stockholder engagement. We value the perspectives of our stockholders and interact with stockholders through a variety of engagement activities.	✗	No speculative or short-term trading: We prohibit our officers, employees and directors from engaging in speculative and short-term trading of our securities.
✓	Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.	✗

No hedging, pledging, short sales, or margin trading: We prohibit our officers, employees and directors from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✓

Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.

		✗	No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.

4	| 2018 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Director Qualification and Selection Criteria

The Governance and Nominating Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Governance and Nominating Committee periodically reviews with our Board the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Final approval of director candidates is determined by the full Board, and invitations to join our Board are extended by our Executive Chairman on behalf of the entire Board.

The Governance and Nominating Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and real estate investment trust sectors and the global markets. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Governance and Nominating Committee believe that it is essential that our directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Governance and Nominating Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to separate stockholder agreements with BlackRock Mortgage Ventures, LLC, or BMV, and HC Partners LLC, or HCP, each of BMV and HCP has the right to nominate one or two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of Class A and Class B common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. BMV has elected to nominate two individuals, Matthew Botein and Mark Wiedman, for election to our Board. HCP has elected to nominate one individual, Joseph Mazzella, for election to our Board. Although HCP has chosen not to exercise its right to nominate a second director at this time, it reserves the right to do so in any and all future elections of directors as provided in the HCP stockholder agreement.

The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In connection with the appointments of Mr. Tozer and Ms. McCallion, we increased the size of our Board to eleven directors. In the event that a vacancy is anticipated, or otherwise arises, the Governance and Nominating Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Governance and Nominating Committee through current members of our Board, professional search firms or other persons. During 2017, the Governance and Nominating Committee did not retain an independent third party to assist in identifying appropriate director candidates for our Board. Mr. Tozer was identified and recommended to the Governance and Nominating Committee by our Executive Chairman and our President and Chief Executive Officer. Ms. McCallion was identified as a director candidate by both our Executive Chairman and the Governance and Nominating Committee. The Governance and Nominating Committee also will consider recommendations for nominees properly submitted by our stockholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Governance and Nominating Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting.

| 2018 Proxy Statement	5

CORPORATE GOVERNANCE

Independence of Our Directors

The NYSE rules require that at least a majority of our directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our directors has or had with us and our management.

As a result of this review, our Board, based upon the fact that none of our non-management directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that eight of our directors are independent directors under NYSE rules. Our independent directors are Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji, Tozer and Wiedman and Ms. Youssouf.

Board of Directors Leadership

Our Board leadership structure is currently comprised of our Executive Chairman, our President and Chief Executive Officer, our independent lead director, and our independent Board committees. We believe this structure, including the separation of the offices of the Executive Chairman and the President and Chief Executive Officer, provides a well-functioning and effective balance between strong management leadership and appropriate safeguards and oversight by non-management Board members. As Executive Chairman, Mr. Kurland is charged with leading our strategy, organizational development and governance and representing our Company with business partners, investors and other key external stakeholders, with a focus on advising and helping guide members of our senior management team in their respective areas of responsibility. As President and Chief Executive Officer, Mr. Spector has the in-depth focus and hands-on perspective of being ultimately responsible for the day-to-day management decisions and for leading our senior management team in the execution of our strategic initiatives.

Our Board believes that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Executive Chairman and President and Chief Executive Officer bring company-specific experience and expertise. We believe Mr. Kurland, as our former chief executive officer, is well situated to serve as Executive Chairman because we believe he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the director most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues.

Our Board believes that this leadership structure, which separates the Chief Executive Officer and Executive Chairman roles, is appropriate at this time in light of our evolving business and operating environment, our need to facilitate the efficient information flow between senior management and our Board, our desire to provide guidance to senior management, and our continued focus on promoting strategy development and execution, all of which are essential to effective governance.

Independent Lead Director

We believe our Board leadership structure is also strengthened through the appointment of an influential independent lead director with a strong voice. The Independent lead director works with our Executive Chairman and other directors to provide informed, independent oversight of our management and affairs. Among other things, the independent lead director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Executive Chairman and the independent directors, and chairs an executive session of the independent directors at each regularly scheduled Board meeting. Our Board has re-appointed Mr. Hunt as independent lead director for a three (3) year term that expires in February 2020.

Together, our Executive Chairman and the independent lead director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

6	| 2018 Proxy Statement

CORPORATE GOVERNANCE

The Role of the Board in Risk Oversight

Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. Our Board and each of its committees, and in particular, the Risk Committee, have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Committee	Primary Risk Oversight Responsibility
Audit	The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors.
Compensation

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner so as not to encourage excessive risk taking.

Finance	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.
Governance and Nominating

The Governance and Nominating Committee focuses on risks associated with proper board governance, including the independence of our directors and the assessment of the performance and effectiveness of each member and Committee of our Board.

Related-Party Matters

The Related-Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PMT and its subsidiaries, (ii) PNMAC Mortgage Opportunity Fund Investors, LLC and two investment funds registered under the Investment Company Act of 1940, PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, L.P., as well as an affiliate of the registered funds, or collectively, the Investment Funds, (iii) any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), and (iv) any other identified related party, on the other hand.

Risk

The Risk Committee oversees our enterprise risk management function in relation to our business activities and focuses on credit risk, mortgage compliance risk and operational risk, including cybersecurity risk.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

| 2018 Proxy Statement	7

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Governance and Nominating Committee, the Related-Party Matters Committee and the Risk Committee. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at www.ir.pennymacfinancial.com.

The current chairs and members of the committees are identified in the following table:

Directors	Audit	Compensation	Finance	Governance and Nominating	Related- Party Matters	Risk
Non-Management Directors
Matthew Botein		CC	X
James K. Hunt*		X	X	CC
Patrick Kinsella	CC				X	X
Joseph Mazzella				X	CC
Farhad Nanji		X	CC
Theodore W. Tozer	X					X
Mark Wiedman				X	X	CC
Emily Youssouf	X				X	X

Management Directors
Stanford L. Kurland†
David A. Spector
Anne D. McCallion

†     – Executive Chairman

*     – Independent Lead Director

CC – Committee Chairperson

8	| 2018 Proxy Statement

CORPORATE GOVERNANCE

The primary responsibilities, membership and meeting information for the committees of our Board during 2017 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

•  our accounting and financial reporting processes;

•  the integrity and audits of our financial statements;

•  our internal control function;

•  our compliance with related legal and regulatory requirements;

•  the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•  the qualifications and independence of our independent registered public accounting firm; and

•  the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operation to be included in our SEC filings, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Patrick Kinsella Theodore W. Tozer Emily Youssouf
Meetings in 2017: 10

Mr. Kinsella serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the directors serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

•  evaluate the performance of our Chief Executive Officer and other executive officers;

•  adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•  review and recommend to our Board compensation plans, policies and programs;

•  prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

•  review and discuss our compensation discussion and analysis to be included in our annual proxy statement;

•  recommend to our Board the compensation for our independent directors; and

•  administer the issuance of any securities under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, or the 2013 Plan.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Matthew Botein James K. Hunt Farhad Nanji
Meetings in 2017: 7

Our Board has determined that all of the directors serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

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CORPORATE GOVERNANCE

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•  review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•  review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•  review our short- and long-term investment strategy, investment policies and the performance of our investments;

•  monitor our capital budget; and

•  review our policies and procedures on derivatives transactions.

Matthew Botein James K. Hunt Farhad Nanji
Meetings in 2017: 4
Our Board has determined that all of the directors serving on the Finance Committee are independent under the applicable rules of the NYSE.

Governance and Nominating Committee	Primary Responsibilities
Members:

The principal functions of the Governance and Nominating Committee are to:

•  seek, consider and recommend to the full Board qualified candidates for election as directors and then recommend nominees for election as directors at the annual meeting of stockholders;

•  recommend to our Board individuals qualified to be appointed as our executive officers;

•  periodically prepare and submit to our Board for adoption the Governance and Nominating Committee’s selection criteria for director nominees;

•  review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•  annually recommend to our Board nominees for each of its committees; and

•  annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

James K. Hunt Joseph Mazzella Mark Wiedman
Meetings in 2017: 6
Our Board has determined that all of the directors serving on the Governance and Nominating Committee are independent under the applicable rules of the NYSE.

10	| 2018 Proxy Statement

CORPORATE GOVERNANCE

Related-Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related-Party Matters Committee are to:

•  establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and PMT and its subsidiaries, the Investment Funds and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand;

•  establish policies and procedures related to the identification of any other transactions in which certain related parties, including our directors, executive officers and their family members, have a direct or indirect interest;

•  oversee and administer all such policies; and

•  review and, if necessary, approve and/or make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement, and master spread acquisition and MSR servicing agreements with PMT, and any amendments of or extensions to such agreements.

Patrick Kinsella Joseph Mazzella Mark Wiedman Emily Youssouf
Meetings in 2017: 5
Our Board has determined that all of the directors serving on the Related-Party Matters Committee are independent under the applicable rules of the NYSE.

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) management’s approach for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•  reviewing, discussing and overseeing our management’s establishment and operation of our enterprise risk management (and any significant changes thereto);

•  reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with our management committees and committees of our Board;

•  reviewing annually our enterprise risk management policy;

•  reviewing and overseeing credit risk, mortgage compliance risk, and operational risk, including the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

•  directing management to evaluate the effectiveness of our risk management.

Patrick Kinsella Theodore W. Tozer Mark Wiedman Emily Youssouf
Meetings in 2017: 4
Our Board has determined that all of the directors serving on the Risk Committee are independent under the applicable rules of the NYSE.

| 2018 Proxy Statement	11

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

During Fiscal 2017, our Board held 8 meetings. All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each director attended at least 75% of the aggregate number of meetings held in Fiscal 2017 for the period during which such director served, with respect to meetings of our Board and each committee on which such director served.

Executive Sessions of the Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent directors meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent directors, are presided over by the independent lead director, Mr. Hunt. During Fiscal 2017, our non-management directors, all of whom are independent, held four meetings in executive session.

Attendance by Members of our Board of Directors at the 2017 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the director. Eight of nine current members of our Board attended the 2017 annual meeting of stockholders. Mr. Tozer and Ms. McCallion did not join our Board until after the 2017 annual meeting of stockholders.

Board Evaluations and Refreshment

As described in our Corporate Governance Guidelines, it is our general policy that no director having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board, although the Board may waive this policy in individual cases. In addition, as described above, the Governance and Nominating Committee annually facilitates the assessment of the effectiveness and performance of individual committees and our Board as a whole. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with the Governance and Nominating Committee and the full Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, available on our website at www.ir.pennymacfinancial.com, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and directors, as well as to the employees of PNMAC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at www.ir.pennymacfinancial.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. In connection with the change to a majority voting standard in our recently adopted Second Amended and Restated Bylaws, our Board also amended and restated our Corporate Governance Guidelines to provide that if any nominee for director fails to receive a majority vote for election or re-election, if so required, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

12	| 2018 Proxy Statement

CORPORATE GOVERNANCE

Corporate Sustainability and Social Responsibility

We strive not only to drive high operational and financial performance but also to serve a greater social purpose through our core businesses, which are centered around homeownership. Mortgage banking allows us to serve our customers throughout the country by facilitating home purchases, refinancings that make homes more affordable, and, when necessary, loss mitigation alternatives designed to avoid foreclosure and keep our customers and their families in their homes.

We also encourage and support principles of corporate sustainability through Board governance best practices, in our operations and throughout our communities. We believe these principles promote the sustainable, long-term growth of our organization for the benefit of our stockholders and the housing industry for the benefit of our customers, improving the environment in which we live. We hold ourselves accountable for managing our social, environmental, and economic impact through a number of initiatives.

The diversity of our Board results from our belief that having a Board that represents diverse experiences, backgrounds and insights is essential in promoting our long-term sustainable growth. We seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. In the same way that we set the highest of standards for our business operations, we apply the highest corporate responsibility standards and rigorous performance goals to these efforts. We believe that building a diverse and inclusive, high-performing workforce where our employees bring diverse perspectives and varied experiences to work every day allows us to develop better and more innovative solutions for our customers. We also partner with a third party to establish a comprehensive, fully integrated wellness program designed to enhance the productivity of our employees.

We believe that every small effort is a step in the right direction, and we are confident that our corporate sustainability initiatives have made and will continue to make a positive impact both in and beyond our business.

Communications with our Board of Directors

Our stockholders and other interested persons may send written communications to the Board, committees of the Board and individual directors (including our independent lead director or the independent/non-management directors as a group) by mailing those communications to:

[Specified Addressee]

c/o PennyMac Financial Services, Inc.

3043 Townsgate Road

Westlake Village, California 91361

Email: PFSI_IR@pnmac.com

Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

| 2018 Proxy Statement	13

PROPOSAL I – ELECTION OF DIRECTORS

PROPOSAL I – ELECTION OF DIRECTORS

We have eleven (11) directors. The Board has nominated Stanford L. Kurland, David A. Spector, Anne D. McCallion, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Theodore W. Tozer, Mark Wiedman and Emily Youssouf for election as directors, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our director nominees are elected at this year’s Annual Meeting, they will serve until our annual meeting of stockholders in 2019 and their successors have been duly elected and qualified.

Because this is considered an uncontested election under our Second Amended and Restated Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, such director shall tender his or her resignation as provided in our Corporate Governance Guidelines. The Governance and Nominating Committee of the Board will then act on an expedited basis to determine whether to accept the director’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee and the Board will consider any factors they deem relevant.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR STANFORD L. KURLAND, DAVID A. SPECTOR, ANNE D. MCCALLION, MATTHEW BOTEIN, JAMES K. HUNT, PATRICK KINSELLA, JOSEPH MAZZELLA, FARHAD NANJI, THEODORE W. TOZER, MARK WIEDMAN AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age (as of April 17, 2018) of each director, as well as each director’s business experience over the last five years or more. Immediately following the description of each director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Governance and Nominating Committee’s determination that the director should serve on our Board.

Name	Age	Position
Stanford L. Kurland	65	Director, Executive Chairman
David A. Spector	55	Director
Anne D. McCallion	63	Director
Matthew Botein	45	Director
James K. Hunt	66	Independent Lead Director
Patrick Kinsella	64	Director
Joseph Mazzella	65	Director
Farhad Nanji	39	Director
Theodore W. Tozer	61	Director
Mark Wiedman	47	Director
Emily Youssouf	66	Director

14	| 2018 Proxy Statement

PROPOSAL I – ELECTION OF DIRECTORS

Director Nominees

STANFORD L. KURLAND

Mr. Kurland has been a member of our Board since our formation in December 2012 and has been our Executive Chairman since January 2017. Prior thereto, he had been our chairman of the board and chief executive officer from February 2013 through December 2016. Mr. Kurland also served as the chief executive officer of PNMAC from May 2013 through December 2016 and, prior thereto, served as chairman of the board and chief executive officer from its formation in January 2008 to May 2013. In addition, Mr. Kurland has been the executive chairman of PennyMac Mortgage Investment Trust, or PMT, since January 2017 and, prior thereto, had been the chairman of the board and chief executive officer of PMT from its formation in May 2009 through December 2016. He has also served as the chairman of PNMAC Capital Management, LLC, or PCM, since its formation in March 2008, and the chairman of PennyMac Loan Services, LLC, or PLS, since its formation in February 2008. Prior to PNMAC’s formation, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our previous chief executive officer and as an accomplished financial services executive with more than 37 years of experience in the mortgage banking arena.

Board Member Since: 2012 Age: 65

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since our formation in December 2012 and has been our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer from February 2013 to February 2016. Mr. Spector also has been president and chief executive officer of PNMAC since January 2017 and, prior thereto, served in a variety of similar executive positions at PNMAC from January 2008 through December 2016. In addition, Mr. Spector has been a member of the board of PMT since its formation in May 2009 and chairman of the board of directors of PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Mortgage Opportunity Fund, LLC since May 2008. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2012 Age: 55

ANNE D. MCCALLION

Ms. McCallion has been a member of our Board since February 2018. She has been our Senior Managing Director and Chief Enterprise Operations Officer since January 2017. Prior thereto, she served as our senior managing director and chief financial officer from February 2016 through December 2016 and as our chief financial officer from January 2013 to February 2016. Ms. McCallion also has served in a variety of similar executive positions at PNMAC since May 2009. Ms. McCallion is responsible for overseeing our enterprise operations function and has management responsibility for legal, regulatory relations, human resources, technology infrastructure and corporate administration. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. She also was a member of the technical staff at the Financial Accounting Standards Board. Ms. McCallion holds a BS degree from Gannon University and an MBA degree from Ashland University. She is also a Certified Public Accountant (inactive). We believe Ms. McCallion is qualified to serve on our Board because she is a seasoned executive with significant financial expertise and considerable experience in the financial and operational aspects of the mortgage banking business.

Board Member Since: 2018 Age: 63

| 2018 Proxy Statement	15

PROPOSAL I – ELECTION OF DIRECTORS

MATTHEW BOTEIN

Mr. Botein has been a member of our Board since our formation in December 2012. Since January 2017, Mr. Botein has served as managing partner at Gallatin Point LLC, a private investment and advisory firm. Since January 2017, he also has served as a consultant to BlackRock, Inc., or BlackRock, a global investment management firm, as part of a two year initial term during which he will advise BlackRock on certain aspects of its alternative investment business. Prior thereto, from November 2009 to January 2017, he was employed at BlackRock and held the position of managing director and co-head of BlackRock Alternative Investors and the title of chief investment officer for alternative investments. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, or Highfields, an investment management firm, from 2003 through June 2009. Mr. Botein currently serves on the boards of Northeast Bancorp, a bank holding company, and Aspen Insurance Holdings Limited, a specialty insurance and reinsurance provider. He formerly served on the boards of First American Corporation, PennyMac Mortgage Investment Trust and CoreLogic, Inc. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board because of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets and financial processing sectors.

Board Member Since: 2012 Age: 45
Committees: • Compensation (Chair) • Finance

JAMES K. HUNT Independent Lead Director

Mr. Hunt has been a member of our Board since April 2013 and has been appointed to serve as our independent lead director. Mr. Hunt is currently retired. From November 2015 until his retirement in August 2016, Mr. Hunt served as the managing partner and CEO, middle market credit at Kayne Anderson Capital Advisors LLC, a leading alternative investment firm in the areas of energy, real estate, credit and specialty growth capital. From August 2014 to November 2015, Mr. Hunt served as non-executive chairman of the board of THL Credit, Inc., an externally-managed, non-diversified closed-end management investment company. Mr. Hunt served as chief executive officer and chief investment officer of THL Credit, Inc. and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., from April 2010 to July 2014 and, prior thereto, held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was chief executive officer and managing partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the president of SunAmerica Corporate Finance and executive vice president of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt currently serves on the board of CION Ares Diversified Credit Fund, a diversified, closed-end management investment company. Mr. Hunt formerly served on the boards of THL Credit, Inc., THL Credit Advisors, Primus Guaranty, Ltd., Fidelity National Information Services, Inc. and Lender Processing Services, Inc. Mr. Hunt received a BBA from the University of Texas at El Paso and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our Board because of his experience in capital markets and in managing financial services companies.

Board Member Since: 2013 Age: 66
Committees: • Compensation • Finance • Governance and Nominating (Chair)

PATRICK KINSELLA

Mr. Kinsella has been a member of our Board since July 2014. Mr. Kinsella has served as an adjunct professor at the USC Marshall School of Business since August 2011. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella received a BS from California State University, Northridge and is a licensed certified public accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Board Member Since: 2014 Age: 64
Committees: • Audit (Chair) • Related-Party Matters • Risk

16	| 2018 Proxy Statement

PROPOSAL I – ELECTION OF DIRECTORS

JOSEPH MAZZELLA

Mr. Mazzella has been a member of our Board since our formation in December 2012. Mr. Mazzella retired in March 2017 after serving as the managing director and the general counsel of Highfields, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities and Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a BA from City College of New York and a JD from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because of his broad experience and strong business and legal backgrounds in the financial services industry.

Board Member Since: 2012 Age: 65
Committees: • Governance and Nominating • Related-Party Matters (Chair)

FARHAD NANJI

Mr. Nanji has been a member of our Board since our formation in December 2012. In December 2016, Mr. Nanji co-founded MFN Partners Management, L.P., a value-oriented investment management firm based in Boston, Massachusetts. Prior thereto, until December 2015, Mr. Nanji served as a managing director of Highfields, where he focused on portfolio investments in distressed securities, restructurings, structured credit and global financial services from 2006. Prior to joining Highfields, Mr. Nanji was an associate with HighVista Strategies, an investment management firm, and he also served as an engagement manager in the financial institutions group at McKinsey & Company, a global consulting firm. Mr. Nanji received an MBA from Harvard Business School and a B.Com. degree from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

Board Member Since: 2012 Age: 39
Committees: • Compensation • Finance (Chair)

THEODORE W. TOZER

Mr. Tozer has been a member of our Board since August 2017. Mr. Tozer served as the president of the Government National Mortgage Association, or Ginnie Mae, from February 2010 to January 2017. Before joining Ginnie Mae, Mr. Tozer served as senior vice president of capital markets at National City Mortgage Company. He also has served as a charter member of the National Lender Advisory Boards of both Fannie Mae and Freddie Mac, chairman of the Capital Markets Committee of the Mortgage Bankers Association of America (MBA), and as a member of the Residential Board of Governors of the MBA. Mr. Tozer received a B.S. degree in Accounting and Finance from Indiana University in 1979, and is a Certified Public Accountant (inactive) and a Certified Management Accountant. We believe Mr. Tozer is qualified to serve on our Board because of his numerous years of experience in the mortgage and financial services businesses and his deep understanding of mortgage banking and agency relations.

Board Member Since: 2017 Age: 61
Committees: • Audit • Risk

| 2018 Proxy Statement	17

PROPOSAL I – ELECTION OF DIRECTORS

MARK WIEDMAN

Mr. Wiedman has been a member of our Board since our formation in December 2012. Mr. Wiedman has been the global head of BlackRock’s iShares business since September 2011 and is a member of BlackRock’s global operating committee. Previously, Mr. Wiedman was the head of corporate strategy for BlackRock and led the clients and advisory team within the financial markets advisory group in BlackRock Solutions, a group which advises financial institutions and governments on managing their capital markets exposures and businesses. Prior to joining BlackRock in 2004, Mr. Wiedman, as executive director, led the global product development and strategy group at Morgan Stanley Investment Management. He previously was a management consultant at McKinsey & Company, advising financial institutions in the United States, Europe and Japan. He also served as senior advisor and chief of staff for the Under Secretary for Domestic Finance at the U.S. Treasury Department. He has taught as an adjunct associate professor of law at Fordham University in New York and Renmin University in Beijing. Mr. Wiedman earned an AB degree from Harvard College and a JD degree from Yale Law School. We believe Mr. Wiedman is qualified to serve on our Board because of his numerous years of experience in the financial industry and deep understanding of our business.

Board Member Since: 2012 Age: 47
Committees: • Governance and Nominating • Related-Party Matters • Risk (Chair)

EMILY YOUSSOUF

Ms. Youssouf has been a member of our Board since November 2013. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Ms. Youssouf served as vice chair of the New York City Housing Development Corporation from 2011 to 2013 and as a member of its board from 2013 to 2014. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008, and the president of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Natlis Settlements, LLC, Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. Ms. Youssouf currently serves as a board member of numerous organizations, including the NYC Health and Hospitals Corporation, the NYC School Construction Authority, the NYS Job Development Authority, the TransitCenter, and JP Morgan Exchange-Traded Funds Trust. Ms. Youssouf is a graduate of Wagner College and holds an MA in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

Board Member Since: 2013 Age: 66
Committees: • Audit • Related-Party Matters • Risk

18	| 2018 Proxy Statement

PROPOSAL I – ELECTION OF DIRECTORS

Non-Management Director Compensation

The Compensation Committee reviews and recommends to our Board the form and level of director compensation and seeks outside advice from our independent compensation consultants on market practices when changes are contemplated. The compensation program for our non-management directors is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Management directors who also serve as our executive officers are not paid any fees for serving on our Board or for attending Board meetings.

The following table summarizes the annual retainer fees paid to our non-management directors during Fiscal 2017:

Base Annual Retainer, all non-management directors	$75,000
Base Annual Retainer, independent lead director	$20,000
Base Annual Retainer, all non-management committee members:
Audit Committee	$10,000
Compensation Committee	$7,750
Finance Committee	$7,750
Governance and Nominating Committee	$5,750
Related-Party Matters Committee	$5,750
Risk Committee	$10,000
Additional Annual Retainer, all committee chairs:
Audit Committee	$12,000
Compensation Committee	$10,750
Finance Committee	$10,750
Governance and Nominating Committee	$7,750
Related-Party Matters Committee	$7,750
Risk Committee	$12,000

In addition, our directors are eligible to receive certain types of equity-based awards under the 2013 Plan. During Fiscal 2017, each of Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf received a grant of 5,373 time-based restricted stock units, or RSUs, on March 6, 2017 with a grant date fair value of approximately $97,000. These RSUs vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, subject to continued service through each vesting date. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us.

In addition, each independent director newly elected or appointed to our Board is entitled to receive a one-time initial RSU grant with a grant date fair value of approximately $97,000 in RSUs. Accordingly, upon Mr. Tozer’s appointment to our Board on August 1, 2017, he received a one-time initial equity grant of 3,248 RSUs with a grant date fair value of approximately $57,652 (which was the prorated amount based on days of service during the annual equity award cycle). Such RSUs will vest in equal installments on the first, second and third anniversaries of the date of grant. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. During 2014, the Board adopted a policy whereby non-management director fees may be paid in cash or common stock at the election of each non-management director. The number of shares of common stock delivered in lieu of any cash payment of director fees shall be equivalent in value to the amount of forgone director fees divided by the market value (as defined in the 2013 Plan) of the common stock on the last market trading day preceding the day on which the director fees otherwise would have been paid in cash to the non-management director, rounded down to the nearest whole share.

Change of Control. Upon a change of control (as defined in our 2013 Plan), all outstanding equity awards granted to non-management directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

| 2018 Proxy Statement	19

PROPOSAL I – ELECTION OF DIRECTORS

2017 Director Compensation Table

The table below summarizes the compensation earned by each non-management director who served on our Board for Fiscal 2017.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Matthew Botein	101,250	97,000	198,250
James K. Hunt	—	221,000	221,000
Patrick Kinsella	112,750	97,000	209,750
Joseph Mazzella	—	198,451	198,451
Farhad Nanji	—	205,451	205,451
Theodore W. Tozer (5)	39,429	57,652	97,081
Mark Wiedman	108,500	97,000	205,500
Emily Youssouf	100,750	97,000	197,750

(1)

Mr. Kurland, our Executive Chairman, and Mr. Spector, a director and our President and Chief Executive Officer, are not included in this table as they are officers of our Company and thus receive no additional compensation for their services as directors. Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2017 as shown in the “2017 Summary Compensation Table.”

(2)

Reflects fees earned by the director in Fiscal 2017, whether or not paid in such year. During Fiscal 2017, each of Messrs. Hunt, Mazzella and Nanji elected to receive his director fees in shares of common stock in lieu of cash.

(3)

Reflects the grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Botein, Hunt, Kinsella, Nanji, Mazzella and Wiedman and Ms. Youssouf on March 6, 2017 and to Mr. Tozer on August 1, 2017. For more information on the assumptions used in our estimates of value, please refer to Note 21—Stock-based Compensation in our Annual Report on Form 10-K filed on March 9, 2018. As of December 31, 2017, each of our directors held an aggregate number of RSUs in the following amounts: Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf—12,030, and Mr. Tozer—3,248.

(4)	Each of Messrs. Hunt, Mazzella and Nanji elected to receive shares of our Class A common stock in lieu of cash retainer fees during Fiscal 2017.
(5)	Reflects a pro rata portion of the one-time initial RSU grant to Mr. Tozer when he joined our Board, effective August 1, 2017.

Non-Management Director Stock Ownership Guidelines

Non-management directors are now subject to robust stock ownership guidelines whereby each such director is expected to hold common stock and unvested RSUs with an aggregate market value equal to at least five (5) times the base annual retainer. Previously, our non-management directors were required to hold common stock with an aggregate market value equal to at least three (3) times the base annual retainer. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to the Board. Each non-management director who has been a member of our Board for five years or more is in compliance with our stock ownership guidelines. The Governance and Nominating Committee will annually review each director’s progress toward meeting the stock ownership guidelines.

20	| 2018 Proxy Statement

AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Mr. Kinsella is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met 10 times in 2017. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company’s and its management, which is made pursuant to applicable requirements of the PCAOB and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Deloitte, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of Deloitte, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018.

The foregoing report has been furnished by the current members of the Audit Committee:

Patrick Kinsella, Chairman

Theodore W. Tozer

Emily Youssouf

| 2018 Proxy Statement	21

AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2017 and Fiscal 2016, Deloitte provided other audit-related and non-audit-related services for us during these years.

Fees to Registered Public Accounting Firm for 2017 and 2016

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2017 and Fiscal 2016.

	2017	2016
Audit Fees (1)	$1,773,496	$1,611,181
Audit-Related Fees (2)	308,750	345,550
Tax Fees	—	—
All Other Fees (3)	60,000	30,000

Total	$2,142,246	$1,986,731

(1)

Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2017 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is presenting a proposal to ratify its appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

| 2018 Proxy Statement	23

SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Executive Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by (1) each of our named executive officers, (2) each of our current directors and director nominees, and (3) all of our current directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Class A Common Stock Beneficially Owned(1)(2)
	Number	Percentage	% of Total Voting Power and Total Economic Interest in PNMAC(3)
Executive Officers and Directors
Stanford L. Kurland (4)	9,437,061	27.99%	12.26%
David A. Spector (5)	2,022,311	7.69%	2.64%
Anne D. McCallion (6)	698,035	2.79%	*
Andrew S. Chang (7)	991,288	3.92%	1.30%
Vandad Fartaj (8)	978,843	3.88%	1.28%
Doug Jones (9)	841,122	3.35%	1.10%
Matthew Botein (10)	833,529	3.32%	1.09%
James K. Hunt	53,955	*	*
Patrick Kinsella	15,241	*	*
Joseph Mazzella (11)	780,790	3.12%	1.02%
Farhad Nanji (12)	168,337	*	*
Theodore W. Tozer	—	*	*
Mark Wiedman (13)	74,469	*	*
Emily Youssouf	17,199	*	*
Directors and executive officers as a group (15 persons)	17,590,318	42.06%	22.64%

*	Represents less than 1.0%.
(1)

Subject to the terms of the exchange agreement, Class A Units of PNMAC not held by us are exchangeable at any time and from time to time for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. The number of shares of Class A common stock listed in this table as being beneficially owned as a result of Class A Units of PNMAC held by any entity or individual assumes an exchange of such Class A Units for shares of Class A common stock on a one-for-one basis. As of the record date, a total of 52,543,925 Class A Units were exchangeable for shares of Class A common stock.

(2)

Based on 24,277,730 shares of Class A common stock outstanding as of the record date. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any shares of Class A common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security. Includes shares of Class A common stock received upon vesting of performance-based RSUs on April 2, 2018 by each named executive officer; however, such shares did not settle until a later date and, therefore, do not constitute eligible votes as of the record date.

(3)

Represents the percentage of voting power of the Class A common stock and Class B common stock of PennyMac Financial Services, Inc. voting together as a single class. Each holder of Class A Units of PNMAC other than us also holds one share of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of Class A Units of PNMAC held by such holder. As a holder exchanges Class A Units of PNMAC for shares of our Class A common stock pursuant to the exchange agreement, the voting power afforded to the holder by its share of Class B common stock will be automatically and correspondingly reduced. Total economic interest in PNMAC is calculated as the percentage of all outstanding Class A Units of PNMAC beneficially held by the stockholder, directly or indirectly through PennyMac Financial Services, Inc., assuming that each share of Class A common stock held is equivalent to one Class A Unit of PNMAC.

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SECURITY OWNERSHIP INFORMATION

(4)	Includes 8,599,338 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 8,314,990 Class A Units of PNMAC owned by Kurland Family Investments, LLC.
(5)	Includes 1,699,729 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 465,604 Class A Units of PNMAC owned by ST Family Investment Company LLC.
(6)	Includes 590,120 Class A Units of PNMAC exchangeable for shares of Class A common stock held in a family trust.
(7)	Includes 856,671 Class A Units of PNMAC exchangeable for shares of Class A common stock.
(8)	Includes 845,254 Class A Units of PNMAC exchangeable for shares of Class A common stock
(9)	Includes 712,767 Class A Units of PNMAC exchangeable for shares of Class A common stock held in a family trust.
(10)	Includes 818,552 Class A Units of PNMAC exchangeable for shares of Class A common stock.
(11)

Includes 331,052 Class A Units of PNMAC exchangeable for shares of Class A common stock. Does not include 407,031 Class A Units of PNMAC owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity and, therefore, would not be deemed to be the beneficial owner of the Class A Units of PNMAC held by that entity.

(12)	Includes 122,109 Class A Units of PNMAC exchangeable for shares of Class A common stock.
(13)	Includes 54,556 Class A Units of PNMAC exchangeable for shares of Class A common stock.

| 2018 Proxy Statement	25

SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by each person known to us to beneficially own more than 5% of the outstanding shares of Class A common stock.

Beneficial ownership reflected in the table below is based on 24,277,730 shares of Class A common stock outstanding as of the record date and review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through February 14, 2018. Beneficial ownership is determined with respect to each stockholder in accordance with the rules of the SEC by assuming that such stockholder (and no other stockholder) has exchanged all of its or his Class A Units of PNMAC for an equivalent number of shares of our Class A common stock.

	Class A Common Stock Beneficially Owned(1)
	Number	Percentage	% of Total Voting Power and Total Economic Interest in PNMAC(2)
5% Stockholders
HC Partners LLC (3) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	20,169,732	45.38%	26.43%
BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10022	16,073,278	42.26%	21.06%
T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, Maryland 21202	3,668,633	15.11%	4.81%
Entities affiliated with Morgan Stanley (6) 1585 Broadway New York, NY 10036	2,240,135	9.23%	2.93%
Entities affiliated with Richard Mashaal (7) 645 Madison Avenue, 10th Floor New York, NY 10022	1,808,382	7.45%	2.37%
Basswood Capital Management, L.L.C. (8) 540 Madison Avenue, 32nd Floor New York, New York 10022	1,784,748	7.35%	2.34%
The Vanguard Group (9) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,694,368	6.98%	2.22%
Entities affiliated with Leon G. Cooperman (10) 7118 Melrose Castle Lane Boca Raton, Florida 33496	1,581,975	6.52%	2.07%
Kurland Family Investments, LLC (11) 3043 Townsgate Road Westlake Village, California 91361	8,314,990	25.51%	10.89%

(1)

Subject to the terms of the exchange agreement, Class A Units of PNMAC not held by us are exchangeable at any time and from time to time for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. The number of shares of Class A common stock listed in this table as being beneficially owned as a result of Class A Units of PNMAC held by any entity or individual assumes an exchange of such Class A Units for shares of Class A common stock on a one-for-one basis. As of the record date, a total of 52,543,925 Class A Units were exchangeable for shares of Class A common stock.

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SECURITY OWNERSHIP INFORMATION

(2)

Represents the percentage of voting power of the Class A common stock and Class B common stock of PennyMac Financial Services, Inc. voting together as a single class. Each holder of Class A Units of PNMAC other than us also holds one share of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of Class A Units of PNMAC held by such holder. As a holder exchanges Class A Units of PNMAC for shares of our Class A common stock pursuant to the exchange agreement, the voting power afforded to the holder by its share of Class B common stock will be automatically and correspondingly reduced. Total economic interest in PNMAC is calculated as the percentage of all outstanding Class A Units of PNMAC beneficially held by the stockholder, directly or indirectly through PennyMac Financial Services, Inc., assuming that each share of Class A common stock held is equivalent to one Class A Unit of PNMAC.

(3)	Consists entirely of 20,169,732 Class A Units of PNMAC exchangeable for shares of Class A common stock.
(4)

Consists entirely of 512,631 shares of Class A common stock acquired in its role as an investment adviser for certain client accounts, 1,800,000 shares of Class A common stock received by BlackRock Mortgage Ventures, LLC upon exchange of its Class A Units of PNMAC on December 13, 2013, and 13,760,647 Class A Units of PNMAC exchangeable by BlackRock Mortgage Ventures, LLC for shares of Class A common stock. BlackRock Mortgage Ventures, LLC is indirectly wholly-owned by BlackRock, Inc. BlackRock, Inc. controls the voting and investment power with respect to the securities held by BlackRock Mortgage Ventures, LLC and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity. This information is as reported in the Schedule 13D filed on February 28, 2014 by BlackRock, Inc.

(5)

As reported in Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc., or T. Rowe Price. In the Schedule 13G amendment, T. Rowe Price disclosed that it has the sole voting power over 551,542 shares of Class A common stock and sole dispositive power over 3,668,633 shares of Class A common stock as of December 31, 2017.

(6)

As reported on a Schedule 13G jointly filed with the SEC on February 12, 2018 by Morgan Stanley and Morgan Stanley Capital Services LLC, or Morgan Stanley Capital, a wholly owned subsidiary of Morgan Stanley. In the Schedule 13G, Morgan Stanley disclosed that it has shared voting and dispositive power over 1,274,991 shares of Class A common stock that are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital.

(7)

As reported in Amendment No. 5 to Schedule 13G jointly filed with the SEC on February 12, 2018 by Senvest Management, LLC, or Senvest, and Richard Mashaal, or Mr. Mashaal. In the Schedule 13G amendment, Senvest disclosed that it has shared voting and dispositive power over 1,808,382 shares of Class A common stock, and Mr. Mashaal has shared voting and dispositive power over 1,808,382 shares of Class A common stock as of December 31, 2017. The shares are held in the accounts of Senvest Master Fund, LP and Senvest Global (KY), LP, or the Investment Vehicles. Senvest serves as investment manager of the Investment Vehicles and Mr. Mashaal is the managing member of Senvest.

(8)

As reported on a Schedule 13G jointly filed with the SEC on February 9, 2018 by Basswood Capital Management, L.L.C., or Basswood, Matthew Lindenbaum and Bennett Lindenbaum. In the Schedule 13G, Basswood disclosed that it has shared voting and dispositive power over 1,784,748 shares of Class A common stock with Matthew Lindenbaum and Bennett Lindenbaum.

(9)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, or Vanguard. In the Schedule 13G amendment, Vanguard disclosed that it has the sole voting power over 17,684 shares of Class A common stock, sole dispositive power over 1,677,213 shares of Class A common stock, and shared dispositive power over 17,684 shares of Class A common stock as of December 31, 2017.

(10)

As reported in the Amendment No. 3 to Schedule 13G filed on February 14, 2018 by Leon G. Cooperman. Consists of 100,000 shares of Class A common stock owned by Mr. Cooperman, 658,400 shares of Class A common stock owned by Omega Capital Partners, L.P., or Capital LP, 180,268 shares of Class A common stock owned by Omega Capital Investors, L.P., or Investors LP, 306,200 shares of Class A common stock owned by Omega Equity Investors, L.P., or Equity LP, 304,407 shares of Class A common stock owned by Omega Overseas Partners, Ltd., or Overseas, and 32,700 shares of Class A common stock held in managed accounts over which Leon Cooperman has investment discretion. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C., or Associates. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of Capital LP, Investors LP, and Equity LP. These entities are private investment firms engaged in the purchase and sale of securities for investment for their own accounts. Mr. Cooperman is the president and majority stockholder of Omega Advisors, Inc., or Advisors, which serves as the investment manager to Overseas. Mr. Cooperman has investment discretion over portfolio investments of Overseas. Advisors also serves as a discretionary investment advisor to a limited number of institutional clients. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, and Advisors.

(11)

Consists entirely of 8,314,990 Class A Units of PNMAC exchangeable for shares of Class A common stock. Stanford L. Kurland, as the sole manager of Kurland Family Investments, LLC, controls the voting and investment power with respect to the securities held by that entity and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity.

| 2018 Proxy Statement	27

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Executive Compensation

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	65	Director, Executive Chairman of the Board of Directors
David A. Spector	55	Director, President and Chief Executive Officer
Anne D. McCallion	63	Director, Senior Managing Director and Chief Enterprise Operations Officer
Andrew S. Chang	40	Senior Managing Director and Chief Financial Officer
Vandad Fartaj	43	Senior Managing Director and Chief Capital Markets Officer
Doug Jones	61	Senior Managing Director and Chief Mortgage Banking Officer
David M. Walker	62	Senior Managing Director and Chief Risk Officer

Biographical information for Messrs. Kurland and Spector and Ms. McCallion is provided above under the caption “Proposal I - Election of Directors.” Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang. Mr. Chang has been our Senior Managing Director and Chief Financial Officer since January 2017. Prior thereto, he served as our senior managing director and chief business development officer from February 2016 through December 2016 and as our chief business development officer from February 2013 to February 2016. Mr. Chang also has served in a variety of similar executive positions at PNMAC since May 2008. Mr. Chang is responsible for overseeing our financial management, reporting and controls and tax management, as well as our corporate development and investor relations activities. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was employed at BlackRock and was a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Senior Managing Director and Chief Capital Markets Officer since February 2016. Prior thereto, he served as our chief capital markets officer from February 2013 to February 2016. Mr. Fartaj also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing, hedging activities and capital markets strategies with government-sponsored enterprises. In addition, Mr. Fartaj is responsible for developing and managing relationships with Wall Street broker-dealers and fixed income investors. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj was employed in a variety of positions at Countrywide Securities Corporation, including managing the strategy and execution of the whole loan conduit. Mr. Fartaj is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments, and interest rate and credit risk management.

Doug Jones. Mr. Jones has been our Senior Managing Director and Chief Mortgage Banking Officer since January 2017 and the president of PLS since March 2017. Prior thereto, he served as our senior managing director and chief institutional mortgage banking officer from February 2016 through December 2016, as our chief institutional mortgage banking officer from March 2015 to February 2016, and as our chief correspondent lending officer from February 2013 to March 2015. Mr. Jones also has served in a variety of similar executive positions at PNMAC since March 2012. Mr. Jones is responsible for all business activities relating to our loan production, loan servicing and application development operations. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

David M. Walker. Mr. Walker has been our Senior Managing Director and Chief Risk Officer since February 2016. Prior thereto, he served as our chief risk officer from July 2015 to February 2016, as chief credit and enterprise risk officer from May 2013 to July 2015, and as our chief credit officer from February 2013 to May 2013. Mr. Walker also has served in a variety of similar executive positions at PNMAC since January 2008. Mr. Walker is responsible for enterprise risk management, credit risk management, mortgage compliance management and internal audit. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, N.A., including chief credit officer and chief lending officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including executive vice president of secondary marketing and managing director and chief credit officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

28	| 2018 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item
402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2017 Annual Report on Form 10-K.

The Compensation Committee

Matthew Botein, Chairman

James K. Hunt

Farhad Nanji

| 2018 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2017 Named Executive Officers

Our “named executive officers,” consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executives during Fiscal 2017, were:

•	Stanford L. Kurland, Executive Chairman of the Board of Directors;

•	David A. Spector, President and Chief Executive Officer;

•	Andrew S. Chang, Senior Managing Director and Chief Financial Officer;

•	Vandad Fartaj, Senior Managing Director and Chief Capital Markets Officer; and

•	Doug Jones, Senior Managing Director and Chief Mortgage Banking Officer.

Executive Summary of 2017 Compensation

Our Executive Compensation Program

The goals of our executive compensation program are to:

•	Create a pay-for-performance culture that rewards executives for high Company and individual performance;

•	Align the interests of our executives with those of our stockholders;

•	Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to our long-term success and ultimate sustainability; and

•	Encourage our executives to focus on the achievement of our annual and long-term business goals.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Pay Our Named Executive Officers

In order to achieve these objectives, the executive compensation program for our named executive officers consists of the following primary elements:

•	Annual Base Salary;

•	Annual Performance-Based Cash Bonus Incentives; and

•	Long-Term Equity Awards comprised of performance-contingent and time-based awards.

Our named executive officers also participate in our broad-based retirement and benefit programs generally available to all other employees and receive certain perquisites.

Pay-for-Performance Philosophy and Total Versus Realized Pay

Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ 2017 compensation consisted of variable performance-based annual and long-term incentives. As an illustration of our commitment to pay for performance, below is our CEO’s total compensation over the last three years as set forth in the Summary Compensation Table of this Proxy Statement and our past annual proxy statements, compared to the total amount of compensation actually realized by our CEO for each year.

Year	Salary ($)	Bonus ($)	Total Cash ($)	All Other Compensation ($)	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity ($)(1)	Total Realized Value of Long-Term Equity Incentive Opportunity ($)(2)	Total Grant Date Compensation ($)	Total Realized Compensation ($)
2017	741,667	3,000,000	3,741,667	174,603	2,061,729	430,962	5,977,999	4,347,232
2016	550,000	3,750,000	4,300,000	114,518	1,031,441	—	5,445,959	4,414,518
2015	503,370	3,000,000	3,503,370	110,806	1,794,117	—	5,408,293	3,614,176

(1)

This amount includes the grant date fair value, as determined in accordance with ASC 718, of performance-based RSUs, or PSUs, awarded on March 6, 2017, March 7, 2016, and March 3, 2015 in the amounts of 59,091, 65,890 and 73,344, respectively. The performance-based RSUs included in this column are reported at target payout levels.

(2)	For Fiscal 2017, this amount includes the vesting of 26,040 PSUs on April 3, 2017 based on the closing price of our Class A common stock on the NYSE on March 31, 2017.

Note: Total Realized Compensation is not a substitute for Total Compensation. Total Compensation is as set forth in the Summary Compensation Table in this and prior Proxy Statements. Total Realized Compensation includes long-term incentive awards (e.g., nonstatutory stock options and time-based and performance-based RSUs), only to the extent they were “realized,” i.e., to the extent they were exercised or vested during the years described.

| 2018 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for high company and individual performance, aligns the interests of our executives with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, and encourages our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

Performance-Based Compensation Mix

We have three primary elements of total compensation: base salary, annual performance-based cash bonus incentives, and long-term equity awards. As illustrated by the segments in the following graphs, 87% of our CEO’s target total compensation opportunity was performance-based and aligned with our stockholders in the form of annual performance-based cash bonus incentives and long-term equity compensation. For our other Named Executive Officers as a group, 87% of their total compensation opportunity was performance-based.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Compensation Program Overview

Our executive compensation program consists of three primary elements: annual base salary, annual performance-based cash bonuses and long-term equity awards. The following table provides a snapshot of those primary elements and describes why each element is provided.

Compensation Element	Characteristics	Performance Based?	Primary Purpose

Annual Base Salary	Competitive fixed compensation	No

•  Provides a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and reasonable pay levels

•  Supports attraction and retention of talented executives

Annual Performance- Based Cash Bonuses	Variable compensation opportunity contingent on achievement of corporate financial and operational and strategic goals and individual performance	Yes

•  Aligns executive compensation with annual performance

•  Provides reasonable short-term incentive opportunity for achieving financial, operational and strategic objectives

•  Supports attraction and retention of talented executives

Long-Term Equity Awards (nonstatutory stock options and performance-based and time-based RSUs)	Variable compensation opportunity contingent on measurable and objective performance criteria established at the beginning of the measurement period, stock price performance and individual performance	Yes

•  Creates incentives for long-term performance

•  Provides reasonable long-term incentive opportunity for achieving financial, operational and strategic objectives

•  Aligns our executives’ long-term interests with those of our stockholders

•  Recognizes executive’s individual performance and future contributions

•  Supports attraction and retention of talented executives

•  Provides a direct correlation of realized pay to operating and stock price performance

•  Provides a total compensation opportunity with payouts varying based on our operating, financial and stock price performance

Our named executive officers also receive other benefits, which may include health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; 401(k) plan matching; and gross-ups related to payment of self-employment tax liabilities. In addition, certain of our named executive officers receive minimal perquisites including an automobile allowance, and payment for tax advice and financial counseling.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. In recent years, the executive compensation program has been weighted toward long-term equity awards and performance-based cash bonuses, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to company and stock performance and to maximize retention. We continue to assess the compensation elements for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

Compensation Decisions Made in Fiscal 2017

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, various survey sources, and, in the case of the named executive officers other than Mr. Kurland, recommendations and assessments by the Executive Chairman regarding the performance of the other named executive officers. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

In connection with the annual compensation review in February 2017, the Compensation Committee approved the following increases to the annual base salaries of our named executive officers:

Name	2016 Annual Base Salary	2017 Annual Base Salary	Percentage Change
Stanford L. Kurland	$1,000,000	$1,000,000	—
David A. Spector	$550,000	$750,000	36.4%
Andrew S. Chang	$325,000	$325,000	—
Vandad Fartaj	$325,000	$325,000	—
Doug Jones	$325,000	$500,000	53.8%

The annual base salary for Mr. Spector increased by 36.4% and ranked slightly below the median of annual base salaries paid for comparable positions at peer companies. The annual base salary for Mr. Jones increased by 53.8% and ranked between the median and 75th percentile of annual base salaries paid for comparable positions at peer companies. Annual base salary increases were in recognition of Mr. Spector’s promotion to President and Chief Executive Officer and Mr. Jones’ promotion to Chief Mortgage Banking Officer. These increases brought the annual base salaries for each of Mr. Spector and Mr. Jones up to market levels for their respective new roles and responsibilities. The Compensation Committee believed that these annual base salaries were appropriate given the competitive market for their services, as well as their individual performances and strong leadership skills.

Annual Performance-Based Cash Incentives

We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. To determine annual bonus amounts, the Compensation Committee first sets a target level of bonus accrual for each named executive officer for the fiscal year based on competitive market data. Each named executive officer’s potential bonus payout varies based on such individual’s level of responsibility and position within our organization.

The annual performance-based cash incentives paid to our named executive officers are based on the achievement of actual earnings per share, or EPS, and pretax income performance goals that meet or exceed EPS and pretax income targets set at the beginning of each year and individual performance of each named executive officer. We believe that EPS and pretax income are appropriate measures for annual performance-based cash incentive bonuses because they provide our named executive officers with an incentive to achieve favorable current results, while also producing sustainable long-term stockholder value. In setting EPS and pretax income targets, we consider our current and historical performance, the performance of companies in industries in which we compete, and current and anticipated market conditions.

In almost all cases, actual bonuses are determined based on actual EPS and pretax income achieved relative to targets for EPS and pretax income, as well as target bonus amounts set for each named executive officer; however, our Compensation Committee does have the discretion to adjust annual performance-based cash incentives up or down based on a named executive officer’s individual performance.

Based on the assessment of a number of factors, including our company performance, individual performance and each named executive officer’s contribution to the execution of our strategic initiatives during Fiscal 2017, the Executive Chairman made a recommendation to the Compensation Committee regarding annual performance-based cash incentive amounts for Messrs. Spector, Chang, Jones and Fartaj. The Compensation Committee then reviewed and approved management’s recommendation regarding annual performance-based cash incentive amounts. Based on the assessment of a number of factors, including our company performance and individual contribution to the achievement of our company-wide performance goals, the Compensation Committee approved the annual performance-based cash incentive paid to Mr. Kurland.

The table below summarizes the annual performance-based cash bonuses earned during Fiscal 2017:

Name	Bonus
Stanford L. Kurland	$4,250,000
David A. Spector	$3,000,000
Andrew S. Chang	$925,000
Vandad Fartaj	$925,000
Doug Jones	$1,500,000

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Awards

In determining the equity awards granted in Fiscal 2017, the Compensation Committee considered, among other factors, the recommendations of management and various reports provided by our independent compensation consultant. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2016 grants; (iii) the value of share grants to our named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; and (vi) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

For Fiscal 2017, the Committee determined to continue the mix of long-term incentive elements as provided in Fiscal Year 2016, with an emphasis on performance-based equity awards. An illustration of the mix of long-term incentive elements is provided below:

Non-Statutory Stock Options

During Fiscal 2017, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our 2013 Plan), and each stock option will have a term of ten years from the date of grant. Additionally, the stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability, and (3) three months after the holder’s employment or other association is terminated for any other reason.

Performance-Based Restricted Stock Units

During Fiscal 2017, our named executive officers also were awarded performance-based RSUs. The performance-based RSU award agreement provides for the award of performance-based RSUs to obtain, upon the vesting of each RSU, a variable number of shares of our Class A common stock. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

Return on equity, or ROE, was the sole measure of company performance for the performance-based RSUs granted during Fiscal 2017. Vesting of the target award amount is tied to the achievement of certain ROE metrics during the performance period, with 80% of the target amount earned if the threshold performance level is met, 100% of the target amount earned if the target performance level is met and 130% of the target amount earned if the highest performance level is met. The payout that is determined based on the ROE component is then multiplied by a factor of 0% to 100% for named executive officers based on an individual effectiveness rating ranging from unsatisfactory to outstanding. Holders of performance-based RSUs do not have any voting rights or dividend rights with respect to those units.

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COMPENSATION DISCUSSION AND ANALYSIS

A summary of the performance measures contained in the performance-based RSUs granted to our named executive officers during Fiscal 2017 is provided below:

Performance- Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award
	1. PNMAC ROE (1)	20.0% - Cumulative Annualized ROE	100%
	2. Individual Effectiveness (2)	5 - Outstanding	0% to 100%

(1)	Calculated by dividing GAAP pre-tax income by average stockholders’ equity for the period, as reported by the company.
(2)	Based on individual overall achievement of goals over the three-year performance period. The range of the multiplier is 0% to 100%.

Time-Based Restricted Stock Units

During Fiscal 2017, all of our named executive officers other than our Executive Chairman were awarded time-based RSUs. These time-based RSUs, which vest in three equal installments beginning on the first anniversary of the grant date, are to be settled in an equal number of shares of Class A Common Stock upon vesting.

The table below summarizes the grant date fair value of the annual long-term equity awards made on March 6, 2017:

Name	Grant Date Fair Value of Stock Options	Number of Stock Options	Grant Date Fair Value of Performance- Based PSUs	Number of Performance- Based PSUs	Grant Date Fair Value of Time-Based RSUs	Number of Time-Based RSUs	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity
S. Kurland	$990,304	138,504	$2,999,982	166,204	—	—	$3,990,286
D. Spector	$495,152	69,252	$1,066,593	59,091	$499,985	27,700	$2,061,729
A. Chang	$198,055	27,700	$ 426,630	23,636	$199,994	11,080	$ 824,679
V. Fartaj	$198,055	27,700	$ 426,630	23,636	$199,994	11,080	$ 824,679
D. Jones	$247,576	34,626	$ 533,287	29,545	$249,993	13,850	$1,030,856

Each of the stock options has an exercise price of $18.05 and a Black-Scholes Value of $7.15 at the date of grant. Each of the performance-based RSUs has a grant date fair value of $18.05, which is based on our closing stock price on the NYSE on the date of grant.

Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our Executive Chairman and our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. During Fiscal 2017, the Compensation Committee consisted of three members of the Board, Messrs. Botein, Hunt and Nanji, none of whom served as our executive officers. Each of Messrs. Botein, Hunt and Nanji qualified as an “independent director” under the rules of the NYSE. Each of Messrs. Hunt and Nanji also qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and served as a member of a subcommittee of the Compensation Committee that was formed to approve the grant of awards to certain individuals for purposes of Section 162(m) of the Code. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Directors.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, the Executive Chairman and the CEO provide input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to their evaluation of the other named executive officers because of their direct knowledge of each such officer’s performance and contributions.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized

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COMPENSATION DISCUSSION AND ANALYSIS

Mercer (US) Inc., or Mercer, as its outside independent compensation consultant from 2013 through October 2017. In October 2017, the Compensation Committee retained Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant.

The Mercer consultant attended meetings of our Compensation Committee during the majority of Fiscal 2017, as requested by the Chair of our Compensation Committee. Mercer provided the following services to us during that period:

•	Conducted a review of the competitive market data (including base salary, annual incentive and long-term incentive targets) for our named executive officers;
•	Assessed our executive compensation peer group and recommended changes as necessary;
•	Assessed compensation levels within our peer group for named executive officers and other executive officers;
•	Reviewed historical financial performance for peer group companies under metrics used in our long-term incentive plan;
•	Provided market research on various issues as requested by our Company;
•	Prepared materials for and participated in Compensation Committee meetings, as requested;
•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices; and
•	Assisted in compensation plan designs and modifications, as requested.

Mercer did not provide any other services to us in Fiscal 2017.

Pearl Meyer commenced its engagement with the Compensation Committee in October 2017 and provided the following services:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;
•	Reviewed the Company’s peer group for executive compensation purposes for fiscal 2018 and provided recommendations for changes to the group;
•

Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2018 decision-making;

•	Advised on fiscal 2018 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;
•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and
•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2017, the Compensation Committee did not identify any conflict of interest with respect to Mercer during their tenure. Upon commencement of the engagement of Pearl Meyer during October 2017, the Compensation Committee did not identify any conflict of interest.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis we engage in a comprehensive review of peer companies with our independent compensation consultant. To assist in decision-making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors, to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

Since our peer group was initially established in 2013, we have undertaken comprehensive annual reviews of the appropriateness of such peer group. The Compensation Committee not only reviewed other public companies similar in industry, size, structure, scope and

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COMPENSATION DISCUSSION AND ANALYSIS

sophistication, but also took into consideration our dual class stock structure which results in the reporting by some data providers of our market capitalization based solely on the amount of our shares of Class A common stock that is publicly traded and does not consider the fact that a substantial portion of the equity interests of certain stockholders are evidenced solely by such stockholder’s ownership of Class A units of PNMAC which are exchangeable into shares of Class A common stock. See the section entitled “SECURITY OWNERSHIP INFORMATION.”

How We Establish our Peer Group. The Compensation Committee updated its peer group used for evaluating Fiscal 2017 compensation decisions based on objective criteria as presented in the table below:

Objective Criteria Considered	Fiscal 2017 Peer Group

•   Companies in the financial services and specialty finance industries

•   Companies with market capitalizations within a reasonable range of our pro forma capitalization

•   Companies with pretax income within a reasonable range

•   Companies with revenue within a reasonable range

•   Competitors for executive talent

•   Companies of comparable scope and complexity

•   Competitors for equity investor capital

•   Companies that identify us as their direct peer

•   Companies with similar pay practices

•   Black Knight Financial Services

•   CoreLogic, Inc.

•   Essent Group Ltd.

•   Flagstar Bancorp, Inc.

•   iStar Financial Inc.

•   Ladder Capital Corp.

•   MGIC Investment Corp.

•   Nationstar Mortgage Holdings Inc.

•   Ocwen Financial Corporation

•   OneMain Holdings, Inc.

•   PHH Corporation

•   Radian Group Inc.

•   Redwood Trust, Inc.

•   Stewart Information Services

•   Walker & Dunlop Inc.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our Company’s business. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

Our Compensation Committee believes that its compensation policies and practices for all employees of PNMAC, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by executives and employees.

In that regard, the Compensation Committee requested assistance from our independent compensation consultant in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•

Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based cash bonuses, and long-term equity awards including performance-based RSUs and stock options

•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership
•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Guidelines

Our executive stock ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executives with those of our stockholders. These stock ownership guidelines provide that our NEOs and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary over a specified time frame.

A summary of the stock ownership guidelines (as a multiple of base salary) are set forth in the following table:

Executive Officer Title	Stock Ownership Guideline	Compliant
Executive Chairman of the Board of Directors	5x	✓
President and Chief Executive Officer	5x	✓
Other Executive Officers	3x	✓

For purposes of the guidelines, stock ownership includes common stock owned directly, in-the-money value of exercisable stock options, PNMAC Class A units and unvested time-based RSUs. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Compensation Committee will annually review each executive officer’s compliance with or progress toward meeting the stock ownership guidelines. Each of our executive officers is presently in compliance with our stock ownership guidelines.

Clawback Provisions

During 2018, we adopted a policy regarding the recoupment of incentive compensation which provides that if we issue a material accounting restatement as a result of erroneous data in our financial statements, our Board or an authorized Board committee will have the authority, in its sole discretion, to recover any incentive compensation that (i) is received by any executive officer or any other officer with a title of senior managing director or higher during the two fiscal years immediately preceding the date of such accounting restatement issuance, and (ii) exceeds the amount that would have been paid to such individual(s) under the accounting restatement, calculated on a pre-tax basis.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Our named executive officers, directors and certain other employees are required to obtain preclearance prior to entering into any transaction involving company securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to preclearance restrictions may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved as well.

We also prohibit our named executive officers, directors and other employees from pledging any company securities or entering into margin accounts involving company securities. We prohibit these transactions because of the potential that sales of company securities could occur outside trading periods and without the required pre-clearance approval.

In addition, our named executive officers, directors and other employees are prohibited from entering into hedging transactions involving company securities.

Employment and Change-in-Control Arrangements with Named Executive Officers

Employment Agreements. On April 5, 2017, we entered into an amendment to that certain employment agreement, dated as of December 8, 2015, by and among us, PNMAC and Mr. Kurland, pursuant to which he will serve as our Executive Chairman. On that same date, we entered into an amendment to that certain employment agreement, dated as of December 8, 2015, by and among us, PNMAC and

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Spector, pursuant to which he will serve as our President and Chief Executive Officer and the President and Chief Executive Officer of PNMAC and will continue to serve as a member of our Board. Each employment agreement is set to expire on December 31, 2018, unless earlier terminated in accordance with the provisions set forth in each such agreement. The terms of the employment agreements, as amended, are described below.

The employment agreements, each of which has a three year term, provide Mr. Kurland with an annual base salary of $1,000,000 and Mr. Spector with an annual base salary of $750,000, in each case, increased annually at a rate determined by our Board and Compensation Committee. Mr. Kurland and Mr. Spector are also entitled to receive both cash and equity incentive compensation each year during the term of the employment agreements, awarded at levels determined by our Board and Compensation Committee. No other executives have employment agreements.

All equity awards are granted pursuant to our 2013 Plan and are subject to vesting requirements as specified in the relevant award agreement. Pursuant to the employment agreements, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement), or the expiration of the term of the employment agreement before any new agreement is reached. All nonstatutory stock options granted pursuant to our 2013 Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

The agreements also provide for the annual accrual of twenty days of paid time off at the executive’s regular base pay rate during each year of the term, medical benefits, annual reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of $1,500 per month, reimbursement of reasonable business expenses, payment for expenses related to self-employment tax liabilities, and participation in such other benefits programs as are provided to our executives generally.

Each of these employment agreements provides for compensation and obligations in the event of certain terminations of employment. Upon a termination due to death or disability, a termination by us without cause, or a termination by the executive for good reason, in addition to any other amounts required by law to be paid to him, the executive would be entitled to the pro rata portion of any bonus earned but unpaid for the year during which the agreement is terminated, and we will generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive severance payments equal to his base salary for a period of 6 months following such termination.

Upon (a) the expiration of the term of the employment agreement or (b) either upon (i) a termination by us other than for cause or (ii) a termination by the executive for good reason, the executive will also serve as a consultant to us for an eighteen-month period commencing on the termination date and provide consultation to the designated successor (or successors), other senior executives and the Board. During the consulting period, the executive will receive in monthly installments, payments equal to one-twelfth of the executive’s median annual base salary and one-twelfth of the executive’s median annual incentive compensation, as calculated based on the executive’s annual base salary and target incentive compensation for the year in which the termination date occurs and his annual base salary and actual incentive compensation for the two preceding years. During the consulting period, the executive is precluded from engaging in services for a business that competes with ours. Each employment agreement also provides that for 18 months following a termination of employment, the executive will not, directly or indirectly, solicit or induce any employees, consultants, independent contractors, agents or representatives of our Company, or those of our affiliates, to discontinue employment or engagement with us or our affiliates, or otherwise interfere with those relationships.

For purposes of the employment agreement, the executive will have “good reason” if PNMAC (1) materially breaches the employment agreement; (2) requires Mr. Kurland to report to anyone other than our Board or requires Mr. Spector to report to anyone other than the Executive Chairman of our Company or our Board; (3) requires that the executive be based anywhere more than fifty (50) miles from the office where he is located as of the effective date of the employment agreement; (4) takes any other action which results in a material diminution or adverse change in the executive’s status, title, position, compensation, or responsibilities as of the effective date, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by the executive; or (5) fails to indemnify and advance all expenses to the executive in response to a proper request for indemnity and advancement). In addition, Mr. Kurland will have “good reason” to terminate his employment agreement at his option at any time on or after June 11, 2017, subject to certain notice provisions set forth in the employment agreement; however, Mr. Kurland has agreed not to exercise this option prior to the employment agreement’s scheduled expiration date of December 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments Upon Termination or Change in Control. Pursuant to our 2013 Plan and subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control:

•

all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•

if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our Company immediately prior to the transaction; (2) any person or group of persons, excluding us and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our Company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our directors ceases to be composed of individuals who either (i) have been directors continuously since the beginning of that period, or (ii) have been elected or nominated for election as members of our Board during such period by at least a majority of the remaining members of our Board who have been directors continuously since the beginning of that period; or (4) a majority of the members of our Board vote in favor of a decision that a change of control has occurred.

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COMPENSATION TABLES

Compensation Tables

2017 Summary Compensation Table

The following “2017 Summary Compensation Table” presents compensation earned by our principal executive officer, our principal financial officer and our next three most highly compensated persons serving as executive officers as of the end of Fiscal 2017. We refer to these executive officers as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Stanford L. Kurland Executive Chairman of the Board of Directors	2017	1,000,000	4,250,000	2,999,982	990,304	218,055	9,458,341
	2016	1,000,000	5,250,000	1,964,445	761,748	142,509	9,118,702
	2015	953,370	4,250,000	3,395,989	1,345,537	127,435	10,072,331
David A. Spector President and Chief Executive Officer	2017	741,667	3,000,000	1,566,578	495,152	174,603	5,977,999
	2016	550,000	3,750,000	743,239	288,202	114,518	5,445,959
	2015	503,370	3,000,000	1,284,987	509,130	110,806	5,408,293
Andrew S. Chang	2017	325,000	925,000	626,624	198,055	333,390	2,408,069
Senior Managing Director and Chief Financial Officer
Vandad Fartaj	2017	325,000	925,000	626,624	198,055	340,101	2,414,780
Senior Managing Director and	2016	325,000	1,200,000	290,053	112,472	266,748	2,194,273
Chief Capital Markets Officer
Doug Jones Senior Managing Director and Chief Mortgage	2017	448,958	1,500,000	783,280	247,576	327,210	3,307,024
	2016	325,000	2,000,000	290,053	112,472	252,140	2,979,665
	2015	325,000	1,500,000	500,984	198,496	359,058	2,883,538
Banking Officer

(1)	Mr. Chang was not a named executive officer in Fiscal 2015 and Fiscal 2016. Mr. Fartaj was not a named executive officer during Fiscal 2015.
(2)	The amounts in this column represent the total amount of bonus earned by the named executive officers for Fiscal 2017, Fiscal 2016 and Fiscal 2015, whether or not paid in such years.
(3)

The amounts shown in this column in respect of 2017, 2016 and 2015 represent the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs awarded on March 6, 2017 in the amounts of 27,700 for Mr. Spector, 11,080 for Mr. Chang, 13,850 for Mr. Jones and 11,080 for Mr. Fartaj. Also includes the grant date fair value, as determined in accordance with ASC 718, of the (a) performance-based RSUs awarded on March 6, 2017, March 7, 2016 and March 3, 2015 in the amounts of (i) 166,204, 174,153, and 193,835 for Mr. Kurland; (ii) 59,091, 65,890, and 73,344 for Mr. Spector; and (iii) 29,545, 25,714, and 28,595 for Mr. Jones, respectively; (b) performance-based RSUs awarded on March 6, 2017 in the amount of 23,636 for Mr. Chang; and (c) performance-based RSUs awarded on March 6, 2017 and March 7, 2016 in the amount of 23,636 and 25,714 for Mr. Fartaj, pursuant to our 2013 Plan. See “—2015 Outstanding Equity Awards at Fiscal Year-End” below. The value of the performance-based RSUs awarded on March 6, 2017, March 7, 2016 and March 3, 2015, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $18.05, $11.28 and $17.52, is $3,899,977, $2,553,780, and $4,075,187 for Mr. Kurland; $1,386,570, $966,211, and $1,541,984 for Mr. Spector; and $693,273, $377,070, and $601,181 for Mr. Jones, respectively. The value of the performance-based RSUs awarded on March 6, 2017, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $18.05, is $554,619 for Mr. Chang. The value of the performance-based RSUs awarded on March 6, 2017 and March 7, 2016, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $18.05 and $11.82, is $554,619 and $377,070 for Mr. Fartaj, respectively.

(4)

The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on March 6, 2017, March 7, 2016 and March 3, 2015 in the amounts of 138,504, 188,086 and 161,529 for Mr. Kurland, 69,252, 71,161 and 61,120 for Mr. Spector, and 34,626, 27,771 and 23,829 for Mr. Jones, respectively; awarded on March 6, 2017 in the amount of 27,700 for Mr. Chang; and awarded on March 6, 2017 and March 7, 2016 in the amounts of 27,700 and 27,771 for Mr. Fartaj, respectively, pursuant to our 2013 Plan. See “—2017 Outstanding Equity Awards at Fiscal Year-End” below.

(5)

All Other Compensation for all five named executive officers consists of insurance premiums and gross-up payments for the payment of self-employment tax liabilities by each named executive officer. We paid gross-up payments to the named executive officers in the following amounts: $160,136 for Mr. Kurland, $116,516 for Mr. Spector, $43,411 for Mr. Chang, $65,146 for Mr. Jones and $43,411 for Mr. Fartaj during Fiscal 2017; $83,488 for Mr. Kurland, $58,838 for Mr. Spector, $33,809 for Mr. Jones and $25,472 for Mr. Fartaj during Fiscal 2016; and $68,247 for Mr. Kurland, $46,497 for Mr. Spector and $26,559 for Mr. Jones during Fiscal 2015. PNMAC paid insurance premiums on behalf of the named executive officers in the following amounts: $14,919 for Mr. Kurland, $20,323 for Mr. Spector, $7,055 for Mr. Chang, $20,596 for Mr. Fartaj and $7,378 for Mr. Jones during Fiscal 2017; $11,565 for Mr. Kurland, $15,222 for Mr. Spector, $15,744 for Mr. Fartaj and $15,573 for Mr. Jones during Fiscal 2016; and $13,197 for Mr. Kurland, $17,992 for Mr. Spector and $9,199 for Mr. Jones during Fiscal 2015. PNMAC paid an automobile allowance to the named executive officers in the following amounts: $18,000 for Mr. Kurland and $18,000 for Mr. Spector during each of Fiscal 2017, Fiscal 2016, and Fiscal 2015. PNMAC made payments related to company paid spousal travel in the amounts of $4,456 for Mr. Kurland and $3,453 for Mr. Spector during Fiscal 2016; and $4,282 for Mr. Kurland and $3,318 for Mr. Spector during Fiscal 2015.

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COMPENSATION TABLES

We provided reimbursement for expenses related to tax advice and financial counseling to the named executive officers in the following amounts: $25,000 for Mr. Kurland, $19,765 for Mr. Spector, $14,400 for Mr. Chang and $14,400 for Mr. Fartaj during Fiscal 2017; $25,000 for Mr. Kurland, $19,005 for Mr. Spector and $14,000 for Mr. Fartaj during Fiscal 2016; and $23,710 for Mr. Kurland and $25,000 for Mr. Spector during Fiscal 2015.

With respect to Mr. Chang, All Other Compensation also includes a $17,629 contribution paid by PNMAC to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2016), $900 for mobile phone expenses, and $249,994 in time-based and performance-based restricted share units awarded by PMT to Mr. Chang for Fiscal 2017, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Fartaj, All Other Compensation also includes a $10,800 contribution paid by PNMAC to his 401(k) plan, $900 for mobile phone expenses, and $249,994 in time-based and performance-based restricted share units awarded by PMT to Mr. Fartaj for Fiscal 2017, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense; a $19,575 contribution paid by PNMAC to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2015), $900 for mobile phone expenses, and $191,057 in restricted share units awarded by PMT to Mr. Fartaj for Fiscal 2016, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Jones, All Other Compensation also includes a $3,792 contribution paid by PNMAC to his 401(k) plan, $900 for mobile phone expenses, and $249,994 in time-based and performance-based restricted share units awarded by PMT to Mr. Jones for Fiscal 2017, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense; a $10,800 contribution paid by PNMAC to his 401(k) plan (a portion of which includes missed matching contributions for Fiscal 2015), $900 for mobile phone expenses, and $191,057 in restricted share units awarded by PMT to Mr. Jones for Fiscal 2016; and a $10,400 contribution paid by PNMAC to his 401(k) plan, $900 for mobile phone expenses, and $311,988 in time-based restricted share units awarded by PMT to Mr. Jones for Fiscal 2015.

In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Kurland and Mr. Spector during Fiscal 2017, Fiscal 2016 and Fiscal 2015, consistent with its compensation program and philosophy. The restricted share units were granted on February 23, 2017, February 24, 2016 and February 24, 2015, and have grant date fair values, as determined in accordance with ASC 718, of $1,091,991, $1,028,252 and $1,678,985 for Mr. Kurland, and of $747,988, $704,897 and $1,151,000 for Mr. Spector, respectively. These grant date fair values are not included in All Other Compensation for Mr. Kurland and Mr. Spector.

2017 Grants of Plan-Based Awards

The following table provides information about our plan-based awards granted under our 2013 Plan to our named executive officers in Fiscal 2017:

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Stanford L. Kurland
PSUs	03/06/17	132,963	166,204	216,065				2,999,982
RSUs	03/06/17							—
Stock Options	03/06/17					138,504	18.05	990,304
David A. Spector
PSUs	03/06/17	47,272	59,091	76,818				1,066,593
RSUs	03/06/17				27,700			499,985
Stock Options	03/06/17					69,252	18.05	495,152
Andrew S. Chang
PSUs	03/06/17	18,908	23,636	30,726				426,630
RSUs	03/06/17				11,080			199,994
Stock Options	03/06/17					27,700	18.05	198,055
Vandad Fartaj
PSUs	03/06/17	18,908	23,636	30,726				426,630
RSUs	03/06/17				11,080			199,994
Stock Options	03/06/17					27,700	18.05	198,055
Doug Jones
PSUs	03/06/17	23,636	29,545	38,408				533,287
RSUs	03/06/17				13,850			249,993
Stock Options	03/06/17					34,626	18.05	247,576

| 2018 Proxy Statement	43

COMPENSATION TABLES

(1)

Represents the potential payout range of performance-based RSUs granted in Fiscal 2017. Awards vest based on the pre-tax ROE of PNMAC for fiscal years 2017-2019. The combined maximum payout under the performance goals is 130% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted RSUs will become vested. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(2)

One-third (1/3) of the nonstatutory stock options will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(3)	Represents the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs, performance-based RSUs and nonstatutory stock options awarded during Fiscal 2017.

2017 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2017:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	03/06/2017	—	138,504	18.05	03/05/2027	166,204	(3)	3,714,659
	03/07/2016	62,695	125,391	11.28	03/06/2026	174,153	(4)	3,892,320
	03/03/2015	107,686	53,843	17.52	03/02/2025	193,835	(5)	4,332,212
	02/26/2014	191,098	—	17.26	02/25/2024	—		—
	06/13/2013	107,656	—	21.03	06/12/2023	—		—
David A. Spector	03/06/2017	—	69,252	18.05	03/05/2027	86,791	(3)	1,939,779
	03/07/2016	23,720	47,441	11.28	03/06/2026	65,890	(4)	1,472,642
	03/03/2015	40,746	20,374	17.52	03/02/2025	73,344	(5)	1,639,238
	02/26/2014	72,301	—	17.26	02/25/2024	—		—
	06/13/2013	40,735	—	21.03	06/12/2023	—		—
Andrew S. Chang	03/06/2017	—	27,700	18.05	03/05/2027	34,716	(3)	775,903
	03/07/2016	9,257	18,514	11.28	03/06/2026	25,714	(4)	574,708
	03/03/2015	15,886	7,943	17.52	03/02/2025	28,595	(5)	639,098
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023			—
Vandad Fartaj	03/06/2017	—	27,700	18.05	03/05/2027	34,716	(3)	775,903
	03/07/2016	9,257	18,514	11.28	03/06/2026	25,714	(4)	574,708
	03/03/2015	15,886	7,943	17.52	03/02/2025	28,595	(5)	639,098
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023	—		—
Doug Jones	03/06/2017	—	34,626	18.05	03/05/2027	43,395	(3)	969,878
	03/07/2016	9,257	18,514	11.28	03/06/2026	25,714	(4)	574,708
	03/03/2015	15,886	7,943	17.52	03/02/2025	28,595	(5)	639,098
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023	—		—

(1)

One-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(2)	Per share value of stock awards is $22.35 based on the closing price of our Class A common stock on the NYSE on December 29, 2017.
(3)

The indicated number of unearned units consists of time-based RSUs (for all named executive officers other than Mr. Kurland) and performance-based RSUs with a performance period that ends on December 31, 2019 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, the performance-based RSUs are reported at the target payout level.

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COMPENSATION TABLES

(4)

The indicated number of unearned units consists entirely of the performance-based RSUs with a performance period that ends on December 31, 2018 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the target payout level.

(5)

The indicated number of unearned units consists entirely of the performance-based RSUs with a performance period that ends on December 31, 2017 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the target payout level.

2017 Option Exercises and Stock Vested

The following table provides information regarding exercises of options to purchase shares of common stock and stock awards (time-based and performance-based RSUs) for our named executive officers during Fiscal 2017:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Stanford L. Kurland	—	—	205,881	4,663,205
David A. Spector	—	—	77,902	1,764,480
Andrew S. Chang	—	—	30,372	687,926
Vandad Fartaj	—	—	30,372	687,926
Doug Jones	—	—	30,372	687,926

(1)

If the named executive officer sold a portion of the Class A common stock acquired upon vesting of PSUs to satisfy the tax obligation with respect to such vesting, the number of shares of Class A common stock acquired is less than the amount shown. The number of shares of Class A common stock acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of Class A common stock to satisfy any tax obligations.

(2)

This award vested on April 2, 2018 and the payout of shares of Class A common stock pursuant to the award was determined based on our earnings per share (EPS) (50% of the award) and return on equity (ROE) (50% of the award) for the period of January 1, 2015 through December 31, 2017 as measured against the target performance goals set by the Compensation Committee of the Board when the award was granted in 2015. The payout percentages for the EPS and ROE portions of the award were 120.0% and 92.4% respectively.

(3)	The value realized on vesting is calculated by multiplying the number of shares of common stock vesting by the fair market value of our Class A common stock on the respective vesting dates.

| 2018 Proxy Statement	45

COMPENSATION TABLES

Potential Payments Upon Termination of Employment or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the named executive officer’s employment had terminated or a “change in control” had occurred on December 31, 2017. These benefits are in addition to benefits available generally to salaried employees.

Potential Payments Pursuant to Employment Agreements

As described in the “Employment Agreements” in the Compensation Discussion and Analysis section of this Proxy Statement, two of our named executive officers, Mr. Kurland and Mr. Spector, had employment agreements in place with PNMAC during Fiscal 2017. These employment agreements provide for severance payments, vesting of equity awards, and other benefits in the event the executive’s employment is terminated due to disability or death, terminated for “cause,” terminated “other than for cause,” or terminated for “good reason” by the executive.

Name	Benefit	Disability	Death	Termination For Cause or Voluntary Resignation	Termination Other than For Cause or For Good Reason
Stanford L. Kurland	Consulting Fees(1)	—	—	—	$ 8,350,000
	Base Salary	—	$500,000	—	—
	COBRA Benefits Continuation	$31,297	$19,426	—	$ 19,426
	Cash Incentive-Based Compensation	$4,250,000	$4,250,000	—	$ 4,250,000
	Accelerated Vesting – Stock Options(2)	$2,243,707	$2,243,707	—	$ 2,243,707
	Accelerated Vesting – Performance-Based RSUs(3)	$11,939,191	$11,939,191	—	$11,939,191
	Aggregate Payment Amount	$18,464,195	$18,952,324	—	$26,802,324
David A. Spector	Consulting Fees(1)	—	—	—	$ 5,770,833
	Base Salary	—	$370,833	—	—
	COBRA Benefits Continuation	$44,768	$27,787	—	$ 27,787
	Cash Incentive-Based Compensation	$3,000,000	$3,000,000	—	$ 3,000,000
	Accelerated Vesting – Stock Options(2)	$921,362	$921,362	—	$ 921,362
	Accelerated Vesting – Performance-Based RSUs(3)	$4,432,564	$4,432,564	—	$ 4,432,564
	Accelerated Vesting – Time-Based RSUs(4)	$619,095	$619,095	—	$ 619,095
	Aggregate Payment Amount	$9,017,789	$9,371,642	—	$14,771,642

(1)	Represents consulting fees payable in monthly installments over an 18-month period.
(2)

Represents the vesting in full of all outstanding unvested stock options. Calculated as the difference between the closing price of our Class A common stock on the NYSE on December 29, 2017 and the exercise or strike price of the stock options multiplied by the number of underlying shares of Class A common stock.

(3)

Represents the vesting in full of all unvested performance-based RSUs based on the achievement of target level performance. Calculated based on the closing price of our Class A common stock on the NYSE on December 29, 2017 multiplied by the number of underlying shares of Class A common stock.

(4)

Represents the vesting in full of all unvested time-based RSUs. Calculated based on the closing price of our Class A common stock on the NYSE on December 29, 2017 multiplied by the number of underlying shares of Class A common stock.

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COMPENSATION TABLES

Potential Payments Pursuant to the 2013 Plan

Pursuant to the 2013 Plan, all of our named executive officers are also entitled to certain rights upon the occurrence of a “change of control.” Provided below is a summary of such rights:

Name	Benefit	Acceleration Upon a Change of Control
Stanford L. Kurland	Vested Stock Options Spread Value(1)	$2,328,952
	Performance-Based RSU Value(2)	$8,165,312
David A. Spector	Vested Stock Options Spread Value(1)	$ 881,166
	Performance-Based RSU Value(2)	$3,061,227
	Time-Based RSU Value(3)	$ 619,095
Andrew S. Chang	Vested Stock Options Spread Value(1)	$ 343,788
	Performance-Based RSU Value(2)	$1,198,325
	Time-Based RSU Value(3)	$ 247,638
Vandad Fartaj	Vested Stock Options Spread Value(1)	$ 343,788
	Performance-Based RSU Value(2)	$1,198,325
	Time-Based RSU Value(3)	$ 247,638
Doug Jones	Vested Stock Options Spread Value(1)	$ 343,788
	Performance-Based RSU Value(2)	$1,242,347
	Time-Based RSU Value(3)	$ 309,548

(1)

Calculated as the difference between the closing price of our Class A common stock on the NYSE on December 29, 2017 and the exercise or strike price of the stock options multiplied by the number of underlying shares of Class A common stock.

(2)

Represents the vesting of a pro rata portion of all unvested performance-based RSUs as of December 31, 2017, assuming achievement of target level performance. The pro rata portion is based on the length of time within the performance period which has elapsed prior to December 31, 2017.

(3)	Represents the vesting of all unvested time-based RSUs as of December 31, 2017. Calculated based on the closing price of our Class A common stock on the NYSE on December 29, 2017.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our Company’s stock price. There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact.

2017 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2017 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $10,800

| 2018 Proxy Statement	47

COMPENSATION TABLES

with respect to Fiscal 2017. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three directors, Messrs. Botein, Hunt and Nanji. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a director. During Fiscal 2017, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a director or a member of our Compensation Committee.

48	| 2018 Proxy Statement

CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David Spector, our President and Chief Executive Officer, or our CEO:

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $62,879; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,977,999.

Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 95 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2017, our employee population consisted of 3,161 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws and classified approximately 66 individuals as independent contractors who were therefore excluded from our employee population.

2.

To identify the “median employee” from our employee population, we compared the amount of salary, bonus, wages, overtime and other cash compensation of our employees as reflected in our payroll records for 2017. In making this determination, we did not annualize the compensation of any employees.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $62,879.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

| 2018 Proxy Statement	49

PROPOSAL III – ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal III – Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. At our 2017 annual meeting of stockholders, 90.0% of the stockholders voting on our “say on pay” proposal (constituting 81.1% of our total outstanding shares entitled to vote at the annual meeting) voted for that proposal. We recognize that our stockholders’ ability to provide input with respect to our executive compensation practices and disclosure is an important element of good corporate governance, and we carefully considered the results of the 2017 say-on-pay vote in making our 2017 compensation decisions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Financial Services, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We aim to create a pay-for-performance culture that rewards our named executive officers for high Company and individual performance, aligns the interests of our named executive officers with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, supports our long-term success and sustainability, and encourages our named executive officers to focus on the achievement of our annual and long-term business goals.

We have three primary elements of total compensation – base salary, annual performance-based cash bonuses, and long-term equity awards – and this compensation is heavily weighted toward performance-based compensation. Approximately 87% of our CEO’s target total compensation opportunity was performance-based and aligned with our stockholders in the form of annual performance-based cash bonuses and long-term equity compensation, and approximately 87% of our other named executive officers’ total compensation opportunity was performance-based.

We believe that this performance-based pay culture supports our efforts to motivate and reward our named executive officers for achieving company performance and strategic accomplishments that drive long-term stockholder value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our shareholders endorse our compensation program for our named executive officers. While our Board intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

50	| 2018 Proxy Statement

PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Proposal IV – Approval of an Amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan

The PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, as amended, or the 2013 Plan, was initially approved by our Board and went into effect upon the completion of our initial public offering in May 2013. You are being asked to approve an amendment, or the Amendment, to the 2013 Plan, which is set forth as Annex A to this Proxy Statement. If approved, the Amendment will become effective on the date of the Annual Meeting.

Our Board believes that long-term equity awards are an extremely important means to promote the success of our organization and enhance long-term stockholder value by aligning the interests of the members of our Board, executives, employees, and consultants to those of our stockholders and by providing such individuals with an incentive to drive performance and generate returns for our stockholders. We currently grant equity awards on an annual basis to our directors and employees as part of their overall compensation package for that year. The Amendment will add additional shares into the 2013 Plan so that we are able to continue to grant stock-based awards in order to provide us with flexibility to motivate, attract and retain the services of existing key employees, consultants and members of our Board and align their financial interests with those of our stockholders.

The Importance of the Proposed Increase in Shares

Upon recommendation from our Compensation Committee, our Board approved the Amendment on February 28, 2018. Our Board believes that the Amendment serves a critical role in attracting and retaining the high-caliber directors, executives, employees and consultants that are essential to our success and in motivating these individuals to strive to reach our goals. By approving the Amendment, stockholders will be approving the addition of 2 million shares to the 2013 Plan, representing approximately 3% of our outstanding Class A common stock as of April 2, 2018 assuming conversion of all outstanding Class A units of PNMAC. Currently, approximately 1.8 million shares remain available under the 2013 Plan for future issuance, 1.3 million of which are shares available pursuant to an automatic annual increase in accordance with the terms of the 2013 Plan.

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to execute on our strategic initiatives. If our stockholders do not approve the proposal to increase the share reserve pursuant to the Amendment, the 2013 Plan will remain in effect in accordance with its existing terms; however, we believe that the shares available for equity-based compensation may be quickly depleted, and we will lose our ability to use equity as a compensation and incentive tool and instead will have to increase the use of cash-based awards to incentivize, motivate and retain our employees. Based on our historical share usage, our Board anticipates that the additional 2 million shares requested, together with any automatic annual increases under the 2013 Plan, will enable us to fund our current equity compensation program for 3 to 4 years, subject to changes in our growth strategy, accommodating anticipated grants related to the hiring, retention and promotion of employees.

Text of Proposed Amendment

The proposed amendment to Section 4.1(b) of the 2013 Plan is set forth below:

“(b) Except as a result of issuances described in subsection (a), at no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, as amended exceed 5,906,433 shares of Stock, provided, however, that beginning on January 1, 2014, the number of shares of Stock authorized under this Section 4.1(b) of this 2013 Equity Incentive Plan, as amended will be increased each January 1 by an amount equal to the least of (i) 1.75% of outstanding Stock on a fully diluted basis as of the end of the immediately preceding fiscal year, (ii) 1,322,024 shares, and (iii) any lower amount determined by the Board. In no event shall the number of shares available for issuance pursuant to Incentive Options exceed 17,126,673 shares of Stock. For purposes of applying the foregoing limitations, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan, as amended and (b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by us in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan, as amended. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock.”

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Except for the increase in shares available for issuance under the 2013 Plan as described above and set forth under the Amendment, the principal features of the 2013 Plan will remain the same and are summarized below.

Material Features of the 2013 Plan

General

The 2013 Plan provides for the grant of various types of equity awards, including incentive stock option and nonstatutory stock options, stock appreciation rights, restricted stock, time-based restricted stock units, performance-based restricted stock units, performance units, stock grants and qualified performance-based awards. Participants in the 2013 Plan may be granted any one of the equity awards or any combination thereof, as determined by our Board. Pursuant to the 2013 Plan, no stock options or stock appreciation rights granted to participants may be re-priced without stockholder approval.

Administration. Under its terms, the 2013 Plan is administered by the Compensation Committee of our Board. Our Board itself may also exercise any of the powers and responsibilities under the 2013 Plan. Subject to the terms of the 2013 Plan, the plan administrator (our Board or our Compensation Committee) will select the recipients of awards and determine, among other things, the:

•	number of shares of common stock covered by the awards and the dates upon which such awards become exercisable or any restrictions lapse, as applicable;

•	type of award and the exercise or purchase price and method of payment for each such award;

•

vesting period for awards, risks of forfeiture and any potential acceleration of vesting or lapses in risks of forfeiture, subject to a minimum vesting period of 12 months; provided, however, that the 12-month minimum vesting restriction shall not apply to any such awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the 2013 Plan; and

•	duration of awards.

All decisions, determinations and interpretations by our Compensation Committee with respect to the 2013 Plan and the terms and conditions of or operation of any award are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2013 Plan or any award.

Eligibility. Members of our Board, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2013 Plan. As of April 2, 2018, we had 3,272 employees (19% of which are eligible participants). The selection of participants is within the sole discretion of the Compensation Committee.

Types of Awards

Incentive Stock Options. Incentive stock options are intended to qualify as incentive stock options under Section 422 of the Code and will be granted pursuant to incentive stock option agreements. The plan administrator will determine the exercise price for an incentive stock option, which may not be less than 100% of the fair market value of the stock underlying the option determined on the date of grant. In addition, incentive options granted to employees who own, or are deemed to own, more than 10% of our voting stock, must have an exercise price not less than 110% of the fair market value of the stock underlying the option determined on the date of grant.

Nonstatutory Stock Options. Nonstatutory stock options are not intended to qualify as incentive stock options under Section 422 of the Code and will be granted pursuant to nonstatutory stock option agreements. The plan administrator will determine the exercise price for a nonstatutory stock option, which may not be less than the fair market value of the stock underlying the option determined on the date of grant.

Stock Appreciation Rights. A stock appreciation right, or a SAR, entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. SARs may be granted in tandem with a stock option, such that the recipient has the opportunity to exercise either the stock option or the SAR, but not both. The base exercise price (above which any appreciation is measured) will not be less than 50% of the fair market value of the common stock on the date of grant of the SAR or, in the case of an SAR granted in tandem with a stock option, the exercise price of the related stock option. The administrator may pay that amount in cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement.

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Restricted Stock and Stock Units. A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions are typically based on continuing employment. During the period of restriction, participants holding shares of restricted stock shall, except as otherwise provided in an individual award agreement, have full voting and dividend rights with respect to such shares. Participants holding restricted stock units may be entitled to receive payments equivalent to any dividends declared with respect to the common stock referenced in the grant of the restricted stock units, but only following the close of the applicable restriction period and then only if the underlying common stock has been earned. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance Units. A performance unit award is a contingent right to receive predetermined shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both. Furthermore, based on the level of performance, the number of shares issued upon achievement of specified levels of performance could be more than the number of performance units.

Our Compensation Committee has discretion to select the length of any applicable restriction or performance period, the kind and/or level of the applicable performance goal, and whether the performance goal is to apply to us, one of our subsidiaries or any division or business unit, or to the recipient, provided that any performance goals be objective and otherwise meet the requirements of Section 162(m) of the Code. Generally, a recipient will be eligible to receive payment under a qualified performance-based award only if the applicable performance goal or goals are achieved within the applicable performance period, as determined by the Committee.

Stock Grants. A stock grant is an award of shares of common stock without restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation. Stock grants are made without any forfeiture conditions.

Qualified Performance-Based Awards. Qualified performance-based awards include performance criteria intended to satisfy Section 162(m) of the Code. Under prior law, Section 162(m) of the Code limited our federal income tax deduction for compensation to certain specified senior executives to $1 million, but excluded from that limit “performance-based compensation.” Any form of award permitted under the 2013 Plan, other than restricted stock, restricted stock units and stock grants, may be granted as a qualified performance-based award, but in each case will be subject to satisfaction of performance goals or (in the case of stock options) based on continued service. The performance criteria previously used to establish performance goals was limited to the following: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

Under the Tax Cuts and Jobs Act of 2017, the exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million that has been “performance-based compensation” will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Transferability. Awards granted under the 2013 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that our Compensation Committee may provide for the transferability of nonstatutory stock options at the time of grant or thereafter to certain family members.

Adjustment for Corporate Actions. In the event of any change in the outstanding shares of common stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the shares of common stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the 2013 Plan, (ii) the numbers and kinds of shares or other securities subject to then outstanding awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase price as to which such stock options or SARs remain exercisable), and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Any such adjustment in awards will be determined and made by our Compensation Committee in its sole discretion.

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Transactions. In the event of a transaction, including (i) any merger or consolidation of our company, (ii) any sale or exchange of all of our common stock, (iii) any sale, transfer or other disposition of all or substantially all of our assets, or (iv) any liquidation or dissolution of our company, our Compensation Committee may, with respect to all or any outstanding stock options and SARS, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore, (2) provide that the recipient’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the recipient, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the transaction, (4) provide for cash payments, net of applicable tax withholdings, to be made to the recipients, (5) provide that, in connection with a liquidation or dissolution of our company, awards shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (6) any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of our company which is not part of another form of transaction, the repurchase and other rights of our company under each such award will transfer to our successor. Upon the occurrence of such a liquidation or dissolution of our company, all risks of forfeiture and performance goals applicable to such other awards will automatically be deemed terminated or satisfied, unless specifically provided to the contrary in the award. Any determinations required to carry out any of the foregoing will be made by our Compensation Committee in its sole discretion.

Change of Control. Subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control:

•

all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to our Compensation Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•

if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as our Compensation Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one if its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to our Compensation Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our company immediately prior to the transaction; (2) any person or group of persons, excluding our company and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our Board members ceases to be composed of individuals who either (i) have been our Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the remaining Board members who have been Board members continuously since the beginning of that period; or (4) a majority of the Board members vote in favor of a decision that a change of control has occurred.

Amendment and Termination. Our Board may at any time amend any or all of the provisions of the 2013 Plan, as amended, or suspend or terminate it entirely, retroactively or otherwise. Unless otherwise required by law or specifically provided in the 2013 Plan, the rights of a participant under awards granted prior to any amendment, suspension or termination may not be adversely affected without the consent of the participant. The 2013 Plan expires after ten years.

Allocation of Awards; Plan Benefits. It is not presently possible to determine the dollar value of award payments that may be made or the number of options, shares of restricted stock, restricted stock units, or other awards that may be granted under the 2013 Plan in the future, or the individuals who may be selected for such awards because awards under the 2013 Plan are granted at the discretion of our Compensation Committee.

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Federal Income Tax Information. The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the 2013 Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Incentive Stock Options. A participant recognizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Stock surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Nonstatutory Options. A participant recognizes no taxable income and our Company is not entitled to a deduction when a nonstatutory option is granted. Upon exercise of a nonstatutory option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the nonstatutory option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonstatutory option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a nonstatutory option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, nonstatutory options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Stock held by the participant. Payment in common stock or Restricted Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Stock surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonstatutory option.

Stock Appreciation Rights (SARs). A participant recognizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such Restricted Stock who does not make the election described below, and any participant who receives Restricted Stock Units, recognizes no taxable income upon the receipt of Restricted Stock or Restricted Stock Units and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock or Restricted Stock Units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Stock or in the shares received upon settlement of Restricted Stock Units will be equal to their fair market value when the forfeiture restrictions lapse with respect to Restricted Stock and when the shares are delivered to the participant in settlement of Restricted Stock Units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Stock (but not Restricted Stock Units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Performance Units. A participant recognizes no taxable income and our Company is not entitled to a deduction when Performance Units are awarded. When the Performance Units vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon vesting will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) Limitations. Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers. Under prior law, “performance-based compensation” that met certain other requirements outlined in Code Section 162(m) and related regulations (“Qualified Performance-Based Awards”) was not subject to the limitations under Section 162(m) of the Code. Under the Tax Cuts and Jobs Act of 2017, effective for our taxable year beginning on or after December 31, 2017, the exception for Qualified Performance-Based Awards will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.

Withholding. Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the minimum withholding obligation, or by delivering shares held by the participant to our Company in an amount permitted by the administrative guidelines promulgated by the Committee to satisfy all or a portion of the applicable income and employment taxes related to the Award.

New Plan Benefits. Provided that the shareholders approve the amendment of the 2013 Plan, the number of shares of common stock issuable pursuant to the terms of the 2013 Plan will be available for awards to all eligible participants. The Board has not at this time considered or approved any future awards under the 2013 Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not presently determinable.

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PROPOSAL IV – APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PMT and an officer of one or more of its subsidiaries, and certain of our executive officers are also officers of the Investment Funds. In addition, certain of our executive officers serve on the boards of one or more of these entities and/or hold an ownership interest in PMT or the Investment Funds. We describe below certain related transactions, during and since our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of the directors, executive officers or holders of more than 5% of the membership interests of PNMAC, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of Class A Units of PNMAC other than us that entitles those owners to exchange their Class A Units of PNMAC for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by us. Those owners are able to exercise their exchange rights at any time. In addition, we can require those owners to exercise their exchange rights (i) in connection with a change of control of our Company or (ii) if no holder of Class A Units of PNMAC (other than us) holds 3% or more of all Class A Units of PNMAC, in each case unless the cash and, in the case of a change of control, marketable securities that they would receive in connection with such exchange (including the after-tax value of amounts received pursuant to the tax receivable agreement and any amounts advanced to them by us, which advanced amounts will be repaid upon the sale of the Class A common stock received in the exchange) would not be sufficient to cover the taxes that those owners would become liable for as a result of such exchange. Even if that cash would not be sufficient to cover their taxes, we can still require those owners to exchange if no holder holds more than 3% of all Class A Units of PNMAC by electing to effect the exchange at 110% of the exchange rate otherwise in effect. We can also require an owner who is an officer or employee to exercise his or her exchange rights, upon the termination of his or her employment. If we have distributed excess cash or property to our stockholders prior to an exchange of Class A Units of PNMAC by an owner pursuant to the exchange agreement, then upon such exchange such owner will also receive, in respect of each share of Class A common stock issued in such exchange, the amount of such excess cash or property that was distributed in each such prior distribution in respect of each share of Class A common stock outstanding at the time of such prior distribution. Excess property consists of any property, other than cash, that was not distributed to us by PNMAC. Excess cash consists of any amount by which the cumulative amount of all cash distributed by us to our stockholders exceeds (i) the cumulative amount of all cash distributed to us by PNMAC, less (ii) the cumulative amount of all cash payments made by us for any purpose other than repaying debt or making distributions to our stockholders, each measured as of the time of the exchange of Class A Units of PNMAC. The exchange agreement provides, however, that voluntary exchanges must be for the lesser of a stated minimum number of Class A Units of PNMAC or all of the vested Class A Units of PNMAC held by such owner. The exchange agreement also provides that an owner will not have the right to exchange Class A Units of PNMAC if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with PNMAC to which the owner may be subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that PNMAC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Stockholder Agreements

We have entered into separate stockholder agreements with BlackRock and Highfields which provide that our each of BlackRock and Highfields will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding shares of capital stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, those agreements provide that each of BlackRock and Highfields, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. Those agreements also provide that neither our certificate of

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incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to BlackRock, Highfields or their respective affiliates without the consent of BlackRock or Highfields, as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding shares of capital stock.

Registration Rights Agreements

We have entered into a registration rights agreement with BlackRock, Highfields and the other owners of PNMAC other than us pursuant to which BlackRock, Highfields and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC held by them. In October 2013, we filed a registration statement to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC on behalf of BlackRock, Highfields and other selling stockholders. The registration statement was declared effective on October 28, 2013. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. BlackRock and Highfields and certain permitted transferees each have the right to demand that we register their Class A common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any twelve month period. BlackRock and Highfields and certain permitted transferees have the right under the registration rights agreement to require that we register their Class A common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. Each of BlackRock and Highfields and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. BlackRock, Highfields, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

As described above, the holders of Class A Units of PNMAC other than us may (subject to the terms of the exchange agreement) exchange their Class A Units of PNMAC for shares of our Class A common stock, initially on a one-for-one basis. PNMAC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of Class A Units of PNMAC for shares of Class A common stock occurs, which may result in a special adjustment for PennyMac Financial Services, Inc. with respect to the tax basis of the assets of PNMAC at the time of an exchange of Class A Units of PNMAC, which adjustment affects only us, which we refer to as the “corporate taxpayer.” The subsequent exchanges are expected to result in special increases for the corporate taxpayer in the tax basis of the assets of PNMAC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with the owners of PNMAC other than us that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to

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realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of Class A Units of PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PNMAC at the time of each exchange;

•

the price of shares of our Class A common stock at the time of the exchange—the tax basis increase in assets of PNMAC for the corporate taxpayer, as well as any related increase in allocations of tax deductions to the corporate taxpayer, is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•

the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by PNMAC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. Furthermore, our obligations to make payments under the tax receivable agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the tax receivable agreement. The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired Class A Units of PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, as well as our attractiveness as a target for an acquisition.

Decisions made by certain owners of Class A Units of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

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Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Payments not made when due under the tax receivable agreement generally would accrue interest at a rate of LIBOR plus 500 basis points. However, in the event that we do not have sufficient cash available to make a payment under the tax receivable agreement when that payment is due, under certain circumstances we may elect to defer that payment for up to two years. Payments that are deferred pursuant to this election would accrue interest at a rate of LIBOR plus 350 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

We are the sole managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to unit holders of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the unit holders of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its unit holders (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the Class A Units of PNMAC if we, as the sole managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

The limited liability company agreement of PNMAC generally provides that at any time we issue a share of our Class A common stock or any other equity security, the net proceeds we receive with respect to such share, if any, shall be concurrently transferred to PNMAC and PNMAC will issue to us one Class A Unit with respect to such issuance of Class A common stock (or another equity interest in PNMAC with respect to other equity issuances by us). Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, then PNMAC will redeem from us the same number of Class A Units of PNMAC (subject to any change in the initial exchange rate provided for in the exchange agreement) at the same price.

Other than us, in our capacity as managing member, holders of the Class A Units of PNMAC will have no voting rights with respect to PNMAC, except that (i) the managing member shall not create additional classes of units or securities for issuance to any party other than us, and (ii) the managing member and PNMAC shall take no action or enter into any agreement that would limit the ability of PNMAC to make tax distributions or the ability of the managing member to make payments under the tax receivable agreement, provided that the managing member and PNMAC may enter into credit, financing or warehousing or similar agreements that limit or prohibit the making of tax distributions or payments under the tax receivable agreement if there is a default or event of default or if such distributions could result in a default or event of default thereunder, in each case without the consent of each of BlackRock and Highfields, as long as it, together with its affiliates, holds any Class A Units of PNMAC.

Also, as long as BlackRock or Highfields, together with its affiliates, holds at least 3% of the number of Class A Units of PNMAC that were outstanding immediately following the initial public offering of our Class A common stock and the related purchase of Class A Units of PNMAC by us with the proceeds of that offering, PNMAC may not, without the consent of that holder, make any dilutive issuance (generally

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any issuance of units to us other than an issuance of Class A Units of PNMAC to us in connection with the issuance by us of an equivalent number of shares of Class A common stock as described above) of any units other than Class A Units of PNMAC to us. Further, as long as BlackRock or Highfields, together with its affiliates, holds any Class A Units of PNMAC, PNMAC may not, without the consent of that holder, make any dilutive issuance of any units to us if such issuance, together with all other such issuances made during the 365 day period ending on the date of such issuance, would cause the percentage of Class A Units of PNMAC (together with all other common equity securities of PNMAC) held by all members of PNMAC other than us to decrease by more than 0.5% during that period (ignoring, for the purposes of this calculation, units purchased by those members pursuant to the following sentence). Concurrently with each dilutive issuance, each member of PNMAC other than us will have the right to purchase, at the same price and on the same terms on which we are purchasing units in that dilutive issuance, up to the number of the same type of units as would be necessary for that member to beneficially own the same percentage of all such units outstanding immediately after the dilutive issuance as that member beneficially owned immediately prior to the dilutive issuance.

Holders of Class A Units of PNMAC also have consent rights for amendments to the limited liability company agreement of PNMAC that materially and adversely affect the rights or duties of a holder on a discriminatory and non-pro rata basis. In addition, so long as either BlackRock or Highfields continues to own, together with its affiliates, a number of Class A Units of PNMAC representing more than 10% of the Class A Units of PNMAC outstanding immediately after the initial public offering of our Class A common stock, its consent will be required for any amendment to the limited liability company agreement of PNMAC. The consent of BlackRock and Highfields and any other member to whom BlackRock or Highfields has transferred Class A units in compliance with the limited liability company agreement of PNMAC will also be required to any amendment that (i) reduces such holder’s tax distributions, (ii) limits such holder’s ability to exercise its rights under the exchange agreement, (iii) requires such holder to make a capital contribution, (iv) increases such holder’s obligations or permits the appointment of a new managing member other than a successor to PennyMac Financial Services, Inc. permitted under the limited liability company agreement of PNMAC, (v) reduces or eliminates fiduciary duties of the managing member or officers, (vi) restricts or eliminates permitted transfers of Class A Units of PNMAC, (vii) reduces or eliminates indemnification or exculpation provisions, or (viii) changes certain provisions regarding the issuance of units by PNMAC or shares by us. In addition, the consent of BlackRock and may be required to convert the legal form of PNMAC, a limited liability company, into a corporation, or treat it as other than a partnership for United States federal income tax purposes.

Management Agreements

Our subsidiary, PCM, enters into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to management agreements with PMT and the Investment Funds.

These management agreements require us to oversee the business affairs of PMT and the Investment Funds in conformity with the investment policies that are approved and monitored by such client’s board or management. We are responsible for the client’s day-to-day management and perform such services and activities related to the client’s assets and operations as may be appropriate.

PMT Management Agreement

We externally manage and advise PMT pursuant to a management agreement, or the PMT Management Agreement, which was amended and restated effective September 12, 2016. The PMT Management Agreement requires us to oversee PMT’s business affairs in conformity with the investment policies that are approved and monitored by its board of trustees. We are responsible for PMT’s day-to-day management and will perform such services and activities related to its assets and operations as may be appropriate.

Pursuant to the PMT Management Agreement, we collect a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The PMT Management Agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of its equity securities since its inception (weighted for the time outstanding during the measurement period); plus its retained earnings at the end of the quarter; less any amount that PMT pays for repurchases of its common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed between PMT and us.

Pursuant to the terms of the PMT Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

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The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to PMT’s common shareholders, computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined as agreed between PMT and us. For this purpose, “equity” is the weighted average of the issue price per common share of all of PMT’s public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under PMT’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for us to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid to us in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

We are entitled to reimbursement of our organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that we and our affiliates shall allocate a portion of our personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which we shall be reimbursed $120,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by us or our affiliates.

In addition, PMT is required to pay its and its subsidiaries’ pro rata portion of our and our affiliates’ rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses required for PMT’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of PMT’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by us as calculated at each fiscal quarter end.

We may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the PMT Management Agreement without cause, (2) our termination of the PMT Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by us during the 24-month period immediately preceding the date of termination.

PMT may terminate the PMT Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches of the PMT Management Agreement by us, upon a change in control of us (defined to include a 50% change in our shareholding in a single transaction or related series of transactions or Mr. Stanford L. Kurland’s failure to continue as our chief executive officer to the extent we have not retained his suitable replacement (in PMT’s discretion) within six months thereof) or upon our termination of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement without cause. On December 13, 2016, we announced that Mr. David A. Spector would succeed Mr. Kurland as our Chief Executive Officer, effective as of January 1, 2017, and that Mr. Kurland would continue to serve in a new capacity as our Executive Chairman. PMT has determined that Mr. Spector, who previously served as its Executive Managing Director, President and Chief Operating Officer, is a suitable replacement for Mr. Kurland. Accordingly, on December 13, 2016, PMT also announced changes to the roles of Mr. Spector and Mr. Kurland, electing Mr. Spector as its President and Chief Executive Officer and Mr. Kurland as its Executive Chairman, effective as of January 1, 2017.

The PMT Management Agreement also provides that, prior to the undertaking by us or our affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which we or our affiliates will earn a management, advisory, consulting or similar fee, we shall present to PMT such new opportunity and the material terms on which we propose to provide services to PMT before pursuing such opportunity with third parties.

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We earned approximately $22.3 million in base management fees and $304,000 in performance incentive fees in Fiscal 2017 in connection with work performed under the PMT Management Agreement.

Investment Funds Management Agreements

We have investment management agreements with the Investment Funds pursuant to which we receive management fees consisting of base management fees and carried interest. The management fees are based on the lesser of the Investment Funds’ net asset values or aggregate capital contributions. The base management fees accrue at annual rates ranging from 1.5% to 2.0% of the applicable amounts on which they are based.

The Carried Interest that we recognize from the Investment Funds is determined by the Investment Funds’ performance and our contractual rights to share in the Investment Funds’ returns in excess of the preferred returns, if any, accruing to the Investment Funds’ investors. We recognize Carried Interest as a participation in the profits in the Investment Funds after the investors in the Investment Funds have achieved a preferred return as defined in the fund agreements. After the investors have achieved the preferred returns specified in the respective fund agreements, a “catch up” return accrues to us until we receive a specified percentage of the preferred return. Thereafter, we participate in future returns in excess of the preferred return at the rates specified in the fund agreements.

The amount of the Carried Interest that we receive depends on the Investment Funds’ future performance. As a result, the amount of Carried Interest recorded by us at period end is subject to adjustment based on future results of the Investment Funds and may be reduced as a result of subsequent performance. However, we are not required to pay guaranteed returns to the Investment Funds and the amount of Carried Interest will only be reversed to the extent of amounts previously recognized.

The terms of the Investment Funds currently run up to December 31, 2018, subject to a one-year extension at our discretion, in accordance with the terms of the limited liability company and limited partnership agreements that govern the Investment Funds.

Servicing Agreements

Through our subsidiary, PLS, we enter into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to servicing agreements with PMT and the Investment Funds.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired upon settlement of loans, or REOs.

PMT Servicing Agreement

We and PMT have entered into a loan servicing agreement, or the PMT Servicing Agreement, which was amended and restated effective September 12, 2016 and pursuant to which we provide servicing for PMT’s portfolio of residential mortgage loans and subservicing for its portfolio of mortgage servicing rights, or MSRs. The term of the PMT Servicing Agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $95 per month for loans where the loan is in foreclosure. The base servicing fee rate for REO is $75 per month. To the extent that PMT rents its REO under its REO rental program, we collect an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to our cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if we provide property management services directly. We are also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third-party vendor fees.

We are also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation and $500 for a deed-in-lieu of foreclosure. We are not entitled to earn more than one liquidation fee, re-performance fee or modification fee per loan in any 18-month period.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The base servicing fee rates for non-distressed mortgage loans we subservice on PMT’s behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans we subservice on PMT’s behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, we are entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or $75 per month if the underlying mortgaged property becomes REO. We are also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

In addition, because PMT has limited employees and infrastructure, we are required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, we receive a supplemental servicing fee of $25 per month for each distressed whole loan.

Except as otherwise provided in the MSR recapture agreement, when we effect a refinancing of a loan on PMT’s behalf and not through a third-party lender and the resulting loan is readily saleable, or we originate a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, we are entitled to receive from PMT market-based fees and compensation consistent with pricing and terms we offer unaffiliated third parties on a retail basis.

PMT currently participates in the Home Affordable Modification Program, or HAMP (or other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including mortgage loan servicers, for achieving modifications and successfully remaining in the program. The PMT Servicing Agreement entitles us to retain any incentive payments made to us and to which we are entitled under HAMP; provided, however, that with respect to any such incentive payments paid to us in connection with a mortgage loan modification for which PMT previously paid us a modification fee, we are required to reimburse PMT an amount equal to the incentive payments.

We are entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by us in connection with the performance of our servicing obligations.

We earned approximately $43.1 million in loan servicing fees in Fiscal 2017 in connection with work performed for PMT under the PMT Servicing Agreement.

Investment Funds Servicing Agreements

Our servicing agreements with the Investment Funds generally provide for fee revenue, which varies depending on the type and quality of the loans being serviced. We are also entitled to certain customary market-based fees and charges. This arrangement was modified, effective January 1, 2012, with respect to one of the Investment Funds. At that time, we settled our accrued servicing fee rebate and amended our servicing agreement with such fund to charge scheduled servicing fees in place of the previous “at cost” servicing arrangement.

We earned approximately $1.5 million in loan servicing fees in Fiscal 2017 in connection with work performed for the Investment Funds.

Other Agreements with PMT

PMT Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or the MBS agreement, which was amended and restated effective September 12, 2016, we provide PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent sellers.

Pursuant to the MBS agreement, we have agreed to provide such services exclusively for PMT’s benefit, and we and our affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon us, if PMT is unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans, we are entitled to a monthly fulfillment fee in an amount that shall equal (a) no greater than the product of (i) 0.35% and (ii) the unpaid principal balance, or the Initial UPB, of all mortgage loans purchased in such month, plus (b) in the case of all mortgage loans other than mortgage loans sold to or securitized through Fannie Mae or Freddie Mac, no greater than the product of (i) 0.50% and (ii) the aggregate Initial UPB of all such mortgage loans sold and securitized in such month; provided however, that no fulfillment fee shall be due or payable to us with respect to any Ginnie Mae mortgage loans. PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS agreement, we currently purchase loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from PMT at its cost less an administrative fee plus accrued interest and a sourcing fee ranging from two to three and one-half basis points, generally based on the average number of calendar days that mortgage loans are held by PMT prior to purchase by us.

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans under our early purchase program, we are entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by us, and (ii) in the amount of $35 for each mortgage loan that PMT acquires thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for us to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PMT has generally agreed with us to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to us for the performance of such additional services.

We earned approximately $80.4 million in fulfillment fees in Fiscal 2017 under our mortgage banking services agreement with PMT, and we paid to PMT approximately $12.1 million in sourcing fees in Fiscal 2017.

MSR Recapture Agreement

Pursuant to the terms of an MSR recapture agreement, or the MSR recapture agreement, which was entered into by and between us and PMT and amended and restated effective September 12, 2016, if we refinance through our consumer direct lending business mortgage loans for which PMT previously held the MSRs, we are generally required to transfer and convey to PMT cash in an amount equal to 30% of the fair market value of the MSRs relating to all such mortgage loans so originated. The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

PMT recognized $1.4 million in recapture income pursuant to the terms of the MSR recapture agreement during Fiscal 2017.

Spread Acquisition and MSR Servicing Agreements

Effective February 1, 2013, we entered into a master spread acquisition and MSR servicing agreement, or the 2/1/13 Spread Acquisition Agreement, pursuant to which we sold to PMT or one of its wholly-owned subsidiaries the rights to receive certain excess servicing spread, or ESS, arising from MSRs acquired by us from banks and other third party financial institutions. We were generally required to service or subservice the related mortgage loans for the applicable agency or investor. We only used the 2/1/13 Spread Acquisition Agreement for the purpose of selling ESS relating to Fannie Mae MSRs. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement were subject to the specific terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

To the extent we refinanced any of the mortgage loans relating to the ESS that PMT acquired, the 2/1/13 Spread Acquisition Agreement contained recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month was less than $200,000, we were, at our option, permitted to wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

On February 29, 2016, the parties terminated the 2/1/13 Spread Acquisition Agreement and all amendments thereto. In connection with the termination of the 2/1/13 Spread Acquisition Agreement, we reacquired from PMT all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by us to PMT and then subject to such 2/1/13 Spread Acquisition Agreement.

On December 19, 2014, we entered into a second master spread acquisition and MSR servicing agreement, or the 12/19/14 Spread Acquisition Agreement, with PMT. The terms of the 12/19/14 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that we only intend to sell ESS relating to Freddie Mac MSRs under the 12/19/14 Spread Acquisition Agreement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the extent we refinance any of the mortgage loans relating to the ESS PMT has acquired, the 12/19/14 Spread Acquisition Agreement also contains recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, we may, at our option, wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

On February 29, 2016, we also reacquired from PMT all of its right, title and interest in and to all of the Freddie Mac ESS previously sold by us to PMT and then subject to such 12/19/14 Spread Acquisition Agreement. The 12/19/14 Spread Acquisition Agreement remains in full force and effect.

On December 19, 2016, we amended and restated a third master spread acquisition and MSR servicing agreement, or the 12/19/16 Spread Acquisition Agreement, with PMT. The terms of the 12/19/16 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement, except that we only intend to sell ESS relating to Ginnie Mae MSRs under the 12/19/16 Spread Acquisition Agreement. Pursuant to the 12/19/16 Spread Acquisition Agreement, we may sell to PMT, from time to time, the right to receive participation certificates representing beneficial ownership in ESS arising from Ginnie Mae MSRs acquired by us, in which case we generally would be required to service or subservice the related mortgage loans for Ginnie Mae. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by PMT in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

To the extent we refinance any of the mortgage loans relating to the ESS PMT has acquired, the 12/19/16 Spread Acquisition Agreement also contains recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the 12/19/16 Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, we are also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/19/16 Spread Acquisition Agreement contains provisions that require us to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, we may, at our option, wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

During Fiscal 2017, we made ESS repayments to PMT totaling $55.0 million. During Fiscal 2017, we also incurred $4.8 million in ESS recapture expense payable to PMT.

Master Repurchase Agreement with the Issuer Trust

On December 19, 2016, through PLS, we entered into a master repurchase agreement, or the PMH Repurchase Agreement, with one of PMT’s wholly-owned subsidiaries, PennyMac Holdings, LLC, or PMH, pursuant to which PMH may borrow from us for the purpose of financing PMH’s participation certificates representing beneficial ownership in ESS. PLS then re-pledges such participation certificates to PNMAC GMSR ISSUER TRUST, or the Issuer Trust, under a master repurchase agreement, or the PC Repurchase Agreement, by and among PLS, the Issuer Trust and PNMAC, as guarantor. The Issuer Trust was formed for the purpose of allowing PLS to finance MSRs and ESS relating to such MSRs in a structured financing transaction referred to as the “GNMA MSR Facility.”

In connection with the GNMA MSR Facility, PLS pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to PLS, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1,” or the VFN, and (b) has issued and may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes, or the Term Notes, in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1,000,000,000.

The principal amount paid by PLS for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay PLS the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. PLS is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During Fiscal 2017, PMT paid us $8.0 million in interest to finance ESS under the PMH Repurchase Agreement and we, in turn, paid an identical amount to the Issuer Trust under the PC Repurchase Agreement.

Loan Purchase Agreements

We have entered into a mortgage loan purchase agreement and a flow commercial mortgage loan purchase agreement with PMT. Currently, we use the mortgage loan purchase agreement for the purpose of selling to PMT residential mortgage loans originated by us. We use the flow commercial mortgage loan purchase agreement for the purpose of selling to PMT small balance commercial mortgage loans, including multifamily mortgage loans, originated by us as part of our commercial lending business. Each of the loan purchase agreements contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to us by PMT for such loans are market-based.

During Fiscal 2017, PMT purchased from us under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $810.0 million at an aggregate purchase price of $834.9 million and under the flow commercial mortgage loan purchase commercial mortgage loans with an unpaid principal balance of $67.8 million at an aggregate purchase price of $69.2 million.

Commercial Mortgage Servicing Oversight Agreement

We have also entered into a commercial mortgage servicing oversight agreement with PMT that governs our oversight of the master and/or special servicing performed by third party servicers in connection with certain commercial mortgage loans PMT acquires. For the oversight services performed under this agreement, PMT is required to pay PLS a fee equal to 5 basis points per annum based on the UPB of the related commercial mortgage loans for which it provides oversight servicing.

During Fiscal 2017, we received $23,000 in commercial mortgage loan oversight servicing fees from PMT.

Reimbursement Agreement

In connection with the initial public offering of PMT’s common shares on August 4, 2009, or the IPO, we entered into a reimbursement agreement with PMT pursuant to which PMT agreed to reimburse us for the $2.9 million payment, or the Conditional Reimbursement, that we made to the underwriters for the IPO if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for PMT’s payment of the Conditional Reimbursement if PMT is required to pay us performance incentive fees under the PMT Management Agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The payment of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of approximately $1.0 million and the maximum amount that may be reimbursed under the reimbursement agreement is approximately $2.9 million. The term of the reimbursement agreement expires on February 1, 2019.

We received $30,000 in reimbursement payments from PMT during Fiscal 2017.

Investments in PMT

Our Investment in PMT

We received dividends of $141,000 in Fiscal 2017 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Presently, we employ Mr. Kurland’s brother-in-law, Robert Schreibman. We established Mr. Schreibman’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Schreibman. Mr. Schreibman does not report directly to any of our executive officers.

We have employed Mr. Schreibman since 2008, and his current title is Senior Vice President, Asset Management. In this capacity, he received the following approximate amounts in Fiscal 2017: $253,500 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $11,946, insurance premium payments in the amount of $12,556, a $10,347 contribution to his 401(k) plan and a $900 payment for mobile phone expenses. During Fiscal 2017, we granted Mr. Schreibman time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $50,796. Mr. Schreibman has also been entitled to receive employee benefits generally available to all employees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Presently, we also employ Mr. Vandad Fartaj’s brother, Vala Fartaj. We established Mr. Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Vala Fartaj. Mr. Vala Fartaj does not report directly to any of our executive officers.

We have employed Mr. Vala Fartaj since 2008, and his current title is Executive Vice President, Portfolio Investments. In this capacity, he received the following approximate amounts in Fiscal 2017: $287,708 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $12,557, insurance premium payments in the amount of $5,931, a $11,214 contribution to his 401(k) plan and a $900 payment for mobile phone expenses. During Fiscal 2017, we granted Mr. Vala Fartaj time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $83,041. Mr. Vala Fartaj has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Kurland’s son-in-law, Oliver Rubinstein. We established Mr. Rubinstein’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Rubinstein. Mr. Rubinstein does not report directly to any of our executive officers.

We have employed Mr. Rubinstein since 2011, and his current title is First Vice President, Corporate Development. In this capacity, he received the following approximate amounts in Fiscal 2017: $150,213 in base salary and bonus, insurance premium payments in the amount of $12,492, a $6,283 contribution to his 401(k) plan and a $300 payment for mobile phone expenses. During Fiscal 2017, we granted Mr. Rubinstein time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $15,390. Mr. Rubinstein has also been entitled to receive employee benefits generally available to all employees.

PNMAC Foodservice Agreement with Me N U Kitchen, Inc.

PNMAC offers its employees a cafeteria and dining area in several of its locations for the purpose of providing the employees access to breakfast and lunch onsite, as well as catering services for special company events. PNMAC bears all costs and expenses associated with managing and operating the cafeteria and kitchen facilities, including food, labor, rent, owned and leased equipment and utilities (including telephone and internet availability). Such costs and expenses are partially offset by revenues generated through food sales, with the remainder subsidized by PNMAC.

The cafeterias are managed and operated under a foodservice agreement with Me N U Kitchen, Inc., or MNU. Marci Grogin, who owns 100% of MNU, is the wife of Jeffrey P. Grogin, who served as one of our executive officers during Fiscal 2017. Pursuant to the terms of the foodservice agreement, MNU provides onsite foodservice (including cafeteria and catering services) to PNMAC and its employees on a contract basis. MNU also facilitates PNMAC’s payment of certain of the costs and expenses described, and PNMAC reimburses or otherwise advances to MNU the amounts necessary to pass through such costs and expenses. For these services, PNMAC pays MNU a monthly management fee of $10,000. For its services in 2017, PNMAC paid MNU management fees of $120,000. We believe that the management fees paid to MNU are fair and reasonable.

Indemnification of Directors and Officers

Our Second Amended and Restated Bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our employees, officers and directors when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related-Party Matters Committee and/or a majority of our independent directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, an employee, director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related-Party Matters Committee and/or independent directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our employees, directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related-Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2017, which contains our consolidated financial statements for Fiscal 2017, accompanies this Proxy Statement, but is not a part of our soliciting materials. Stockholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, www.ir.pennymacfinancial.com, under “SEC Filings,” A list of exhibits is included in the Form 10-K and exhibits are available from us upon payment to us of the cost of furnishing them.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2017, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except for one filing for Ms. McCallion due to administrative error.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes Stanford L. Kurland, our Executive Chairman, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

Our Annual Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361, on Thursday, May 31, 2018 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 17, 2018, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 31, 2018

This Notice of 2018 Annual Meeting of Stockholders, Proxy Statement and 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2018 Annual Meeting of Stockholders, Proxy Statement and 2017 Annual Report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•

The election of eleven (11) directors, Stanford L. Kurland, David A. Spector, Anne D. McCallion, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Theodore W. Tozer, Mark Wiedman and Emily Youssouf, each for a one-year term expiring at the 2019 annual meeting of stockholders;

•	The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	The approval, by non-binding vote, of our executive compensation; and

•	The approval of the amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, to increase the number of shares issuable under the plan.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the approval of all proposals set forth herein.

Who can attend the Annual Meeting?

Our Board has set April 2, 2018 as the record date for the Annual Meeting. If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to attend the Annual

Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common stock through a brokerage firm or bank and you would like to attend, please either (1) write us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, (2) email us at PFSI_IR@pnmac.com, or (3) bring to the Annual Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Annual Meeting. Anyone who refuses to comply with these requirements will not be admitted.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 24,277,730 shares of Class A common stock were issued and outstanding, and 45 shares of Class B common stock were issued and held by owners of Class A units of Private National Mortgage Acceptance Company, LLC, or PNMAC. Each share of Class A common stock that you held on the record date entitles you to one vote on each proposal. If you held Class B common stock on

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the record date, you are entitled to a number of votes on each proposal equal to the number of Class A units of PNMAC that you held as of the record date, regardless of the number of shares of Class B common stock that you held as of the record date. All matters on the agenda for the Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

How many shares must be present to hold the Annual Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. Since there were 76,821,655 eligible votes as of the record date, we will need at least 38,410,828 votes present in person or by proxy at the Annual Meeting for a quorum to exist. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Election of Directors. Our Second Amended and Restated Bylaws provide for a majority voting standard for the election of directors in an uncontested election. Under this voting standard, directors will be elected at the annual meeting by a majority of votes cast by holders of our Class A common stock and Class B common stock, meaning that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If any nominee for director fails to receive the required majority vote for election or re-election, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Other Proposals. Approval of each of the other proposals (namely, our proposals to ratify the appointment of Deloitte & Touche LLP, to approve our executive compensation, and to amend and restate our 2013 Equity Incentive Plan) also requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. While broker non-votes will have no effect on the outcome of the approval of these proposals, abstentions will be treated as votes against Proposals II, III and IV.

Please note, however, that the vote on our proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters. The frequency of the non-binding executive compensation vote (i.e., every one, two or three years) that receives the highest number of votes cast will be treated as the option recommended by our stockholders.

How will voting on any other business be conducted?

Other than the four proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Executive Chairman and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, May 30, 2018. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 30, 2018. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

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INFORMATION CONCERNING VOTING AND SOLICITATION

In Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a stockholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Annual Meeting.

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone or in person at the Annual Meeting, the proxies identified will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of Class A common stock or shares of Class B common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of Class A common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of Class A common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2019 annual meeting of stockholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	FOR the approval, by non-binding vote, of our executive compensation; and

•	FOR the approval of an amendment of the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Annual Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of vote of a majority of the shares present in person or represented by

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proxy and entitled to vote on the proposal, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposals II, III and IV, while abstentions will be treated as votes against Proposals II, III and IV. Neither abstentions nor broker non-votes will have any effect on Proposal I.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of directors, our executive compensation program and the approval of the amendment to the 2013 Plan, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2018 Annual Meeting of Stockholders, Proxy Statement, 2017 Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our Class A common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or Fiscal 2017, are available at www.proxyvote.com and on our Investor Relations website, www.ir.pennymacfinancial.com/2018AnnMtg.

When are stockholder proposals due for the 2019 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 18, 2018. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than January 31, 2019 and no later than March 2, 2019.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 264-4907

Email: PFSI_IR@pnmac.com

| 2018 Proxy Statement	75

ANNEX A

Second Amendment to the Pennymac

Financial Services, Inc. 2013 Equity Incentive Plan

This Second Amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, as amended (this “Amendment”), effective as of February 28, 2018, is made and entered into by PennyMac Financial Services, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall the meanings ascribed to such terms in the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, as amended (the “Plan”).

Recitals

WHEREAS, Section 16.1 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to authorize the issuance of an additional 2 million shares thereunder.

NOW, THEREFORE, in accordance with Section 16.1 of the Plan, the Company hereby amends the Plan as follows:

1. Section 4.1(b) of the Plan is hereby amended by deleting it in its entirety and replacing it to read as follows:

(b) Except as a result of issuances described in subsection (a), at no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 5,906,433 shares of Stock, provided, however, that beginning on January 1, 2014, the number of shares of Stock authorized under this Section 4.1(b) of this 2013 Equity Incentive Plan will be increased each January 1 by an amount equal to the least of (i) 1.75% of outstanding Stock on a fully diluted basis as of the end of the immediately preceding fiscal year, (ii) 1,322,024 shares, and (iii) any lower amount determined by the Board. In no event shall the number of shares available for issuance pursuant to Incentive Options exceed 17,126,673 shares of Stock. For purposes of applying the foregoing limitations, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by us in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

A-1

ANNEX A

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Senior Managing Director and Chief Enterprise Operations Officer

A-2

PENNYMAC FINANCIAL SERVICES, INC.

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the election of all Directors as disclosed in Proposal 1:

1.	To elect our Directors.

	Nominees	For	Against	Abstain

1A.	Stanford L. Kurland	☐	☐	☐

1B.	David A. Spector	☐	☐	☐

1C.	Anne D. McCallion	☐	☐	☐

1D.	Matthew Botein	☐	☐	☐

1E.	James K. Hunt	☐	☐	☐

1F.	Patrick Kinsella	☐	☐	☐

1G.	Joseph Mazzella	☐	☐	☐

1H.	Farhad Nanji	☐	☐	☐

1I.	Theodore W. Tozer	☐	☐	☐

1J.	Mark Wiedman	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain

1K	Emily Youssouf	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:
		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

3.	To approve, by non-binding vote, our executive compensation.	☐	☐	☐

4.	To approve an amendment to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

0000377074_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2018 Annual Meeting of Stockholders, Proxy Statement and 2017 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, are available at www.proxyvote.com

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PENNYMAC FINANCIAL SERVICES, INC.

Annual Meeting of Stockholders

May 31, 2018, 11:00 AM PDT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanford L. Kurland and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2018 Annual Meeting of Stockholders of the Company to be held May 31, 2018, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side

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